                                                                  Exhibit 10.22

                         Limited Partnership Agreement

                                      of

                                 365biz.com LP

                       (A Delaware Limited Partnership)


                       Effective as of November 18, 1999

                               TABLE OF CONTENTS


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                                                                                     Page
BACKGROUND                                                                              1

SECTION 1 - DEFINITIONS                                                                 1

SECTION 2 - FORMATION OF THE PARTNERSHIP                                               11
     2.1    Formation                                                                  11
     2.2    Name of the Partnership                                                    11
     2.3    Purpose                                                                    11
     2.4    Term                                                                       11
     2.5    Principal Office                                                           12
     2.6    Partners                                                                   12
     2.7    Authority of the Partnership                                               12
     2.8    Partnership Property; Payment of Individual Obligations                    12
     2.9    Transactions With Affiliates                                               13
     2.10   Classification for Tax Purposes                                            13

SECTION 3 - MEMBERS; CAPITAL; CAPITAL ACCOUNTS                                         13
     3.1    Initial Capital Contributions and Commitments of Initial Partners          13
     3.2    Partner Advances                                                           14
     3.3    Capital Accounts                                                           15
     3.4    Additional Partners                                                        16
     3.5    Limitations on Return of Capital                                           16
     3.6    Preemptive Rights                                                          17

SECTION 4 - PROFIT, LOSS AND DISTRIBUTIONS                                             18
     4.1    Distributions of Distributable Cash Flow                                   18
     4.2    In-Kind Distributions                                                      18
     4.3    Allocation of Net Income and Net Loss                                      19
     4.4    Special Allocations                                                        19
     4.5    Tax Allocations                                                            21
     4.6    General                                                                    22

SECTION 5 - MANAGEMENT:  RIGHTS, POWERS, AND DUTIES                                    22
     5.1    Board                                                                      22
     5.2    Authority of the Board                                                     24
     5.3    Subcommittees                                                              28
     5.4    Meetings and Voting                                                        29
     5.5    Officers                                                                   31
     5.6    Personal Services                                                          33
     5.7    Annual Budget; Strategic Plan                                              34
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                                       i
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
     5.8    Duties of Parties                                                             34

SECTION 6 - LIABILITY AND INDEMNIFICATION                                                 36
     6.1      Liability of Covered Persons                                                36
     6.2      Indemnification of Covered Persons                                          36
     6.3      Indemnification Procedure                                                   36

SECTION 7 - TRANSFER OF INTERESTS                                                         38
     7.1      Transfers of Interests                                                      38
     7.2      Right of First Refusal                                                      38
     7.3      Co-Sale                                                                     40
     7.4      Drag-Along Right                                                            41
     7.5      Purchases and Sales of Interests pursuant to Section 7                      42
     7.6      Compliance with Securities Laws                                             43
     7.7      Transfers are Void                                                          44

SECTION 8 - BUY-SELL PROCEDURES                                                           44
     8.1      Buy-Sell Notice                                                             44
     8.2      Rights Following Buy-Sell Notice                                            44

SECTION 9 - DISSOLUTION, LIQUIDATION, TERMINATION AND CONVERSION OF THE PARTNERSHIP       46
     9.1      Events of Dissolution                                                       46
     9.2      Winding up of Affairs                                                       46
     9.3      Filing of Certificate of Cancellation                                       47
     9.4      Distributions in Liquidation                                                47
     9.5      Claims of the Partners                                                      47
     9.6      Conversion of the Partnership                                               47

SECTION 10 - BOOKS, RECORDS, ACCOUNTING AND CERTAIN OTHER TAX MATTERS                     47
     10.1     Bank Accounts                                                               47
     10.2     Books and Records                                                           48
     10.3     Fiscal Year                                                                 49
     10.4     Reports                                                                     49
     10.5     Tax Matters                                                                 50

SECTION 11 - MISCELLANEOUS TERMS AND CONDITIONS                                           51
     11.1     Dispute Resolution                                                          51
     11.2     Power of Attorney                                                           52
     11.3     Survival of Power of Attorney                                               52
     11.4     General Partner                                                             52
     11.5     Appraisal                                                                   53
     11.6     Confidentiality                                                             53

     11.7     Public Announcements                                         53
     11.8     Governing Law                                                53
     11.9     Entire Agreement                                             53
     11.10    Notices                                                      53
     11.11    Successors and Assigns                                       54
     11.12    Expenses                                                     54
     11.13    Further Assurances                                           54
     11.14    No Third Party Beneficiaries                                 54
     11.15    Amendments                                                   54
     11.16    Certificates                                                 55
     11.17    Variation of Pronouns                                        55
     11.18    Construction                                                 55
     11.19    Headings                                                     55
     11.20    No Waiver                                                    55
     11.21    Counterparts                                                 56
     11.22    Severability                                                 56
     11.23    Waiver of Jury Trial                                         56

                         LIMITED PARTNERSHIP AGREEMENT


     THIS LIMITED PARTNERSHIP AGREEMENT is made as of the 18th day of November 1999, by the Initial Partners.

                                   BACKGROUND
                                   ----------

     A. The Initial Partners desire to form a limited partnership under the Act for the purpose and upon the terms and conditions set forth herein; and

     B. To effectuate the intentions of the parties, the parties now desire to set forth their agreements with respect to the limited partnership pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   SECTION 1 - DEFINITIONS.  For the purposes of this Agreement:
     -----------------------

1.1 "Act" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, except that it shall not include any provision thereof adopted after the date hereof that would only be applicable to the Partnership absent a provision in this Agreement to the contrary unless such provision is approved by a majority vote of the number of Interests entitled to vote at a duly convened meeting, or by written consent, of the Partners of the Partnership.
1.2
1.3  "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of any relevant fiscal year or other period and after giving effect to the following adjustments:
1.4
1.5 (a) credit to such Capital Account any amounts which such Partner is obligated or treated as obligated to restore with respect to any deficit balance in such Capital Account pursuant to Section 1.704-1(b)(2) (ii)
(c) of the Regulations or is deemed to be obligated to restore with respect to
 -
any deficit balance pursuant to the penultimate sentences of Sections 1.704-2(g)
(1) and 1.704-2 (i) (5) of the Regulations; and
1.6
1.7 (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2) (ii)(d)(4), 1.704-1(b)(2) (ii)(d)(5) and 1.704-1(b)(2)
                            -  -                      -  -
(ii)(d)(6) of the Regulations.
     -  -
1.8
1.9 "Advanta Limited Partner" means Advanta Partners LP, a Pennsylvania limited partnership.
1.10 "Affiliate" means, as to any Person, any other Person that directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such

Person or, if such Person is an individual, the Immediate Family of such Person, trusts solely for the benefit of members of such Immediate Family, and any Person which is not an individual which such individual directly or indirectly controls through one or more intermediaries. As used in this definition, the term "control" means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.
1.11
1.12 "Agreement" means this Limited Partnership Agreement, as it may be amended, modified, supplemented or restated from time to time.
1.13
1.14 "Bankruptcy" means an adjudication of bankruptcy or the entry of an order for relief or the filing of a voluntary case or petition under the federal bankruptcy law or any state or local bankruptcy law and, in addition, any other status constituting bankruptcy within the meaning of the Act.
1.15
1.16 "Board Member" means any Person initially appointed to the Board pursuant to Section 5.1.2 hereof or thereafter elected pursuant to Section 5.4.5 hereof.
1.17
1.18 "Business Day" means each day of the calendar year other than days on which banks are required or authorized to close in the State of New York.
1.19
1.20 "Capital Account" means, with respect to any Partner, the capital account established and maintained pursuant to Section 3.3.
1.21
1.22 "Capital Contribution" means, with respect to any Partner, the aggregate amount of money, and the initial Gross Asset Value of any property or asset contributed or deemed contributed to the Partnership, net of liabilities assumed by the Partnership in connection with such contribution or as to which such property or asset is subject when contributed, as set forth on Schedule 2.6
                                                                    ------------
hereto with respect to Initial Capital Contributions or hereafter determined with respect to additional Capital Contributions. In the case of a Partner that acquires an Interest in the Partnership by virtue of an assignment or transfer in accordance with the terms of this Agreement, "Capital Contribution" means the pro rata Capital Contribution of such Partner's predecessor to an extent proportionate to the acquired Interest.
1.23
1.24 "Capital Event" means any sale or other disposition of the assets of the Partnership other than in the ordinary course of business, a financing or refinancing by the Partnership or any other event which is not in the ordinary course of business of the Partnership.
1.25 "Confidential Information" means, with respect to the Partnership or any subsidiary of the Partnership, all trade secrets and other confidential, nonpublic and/or proprietary information of that Person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, customer lists, records of customer service requirements, capital expenditure projects, cost summaries, pricing formulae, contract analyses, financial information, projections, present and future business plans, confidential filings with any governmental authority and all other confidential, nonpublic concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of that Person.
1.26
1.27 "Covered Person" means a Partner, Board Member, any Affiliate of a Partner or Board Member, any officers, directors, shareholders, partners or members of a Partner or Board Member or their respective Affiliates or any Officers of the Partnership; provided, however, that for purposes of this
Section 1.13, portfolio companies of Advanta Partners LP shall be deemed not to be Affiliates of Advanta Partners LP or any other Partner or Board Member.
1.28
1.29 "Depreciation" means, with respect to any asset of the Partnership for any fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery, as the case may be, allowed or allowable for federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that if there is a difference between the Gross Asset Value and the adjusted tax basis of such asset, Depreciation shall mean "book" depreciation, cost recovery or amortization as determined under Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations.
                  -  -
1.30
1.31      "Distributable Cash Flow" means for any period, (a) the net increase
                                                           -
or decrease in cash and cash equivalents (treating any such decrease as a negative number); minus (b) increases to reserves as expressly determined by the
                         -
Board (including, without limitation, increases to reserves for working capital, capital expenditures, acquisitions of other assets by the Partnership and the satisfaction of liabilities as they come due (including the repayment of all accrued and unpaid principal and interest on any Partner Advances)); plus (c)
                                                                           -
decreases to reserves as expressly determined by the Board, all as determined in accordance with the Partnership's then current accounting policies; provided, however, that any of the foregoing set forth in clauses (a), (b) or (c) arising out of a Capital Event shall be excluded from (i.e., shall not effect) the calculation of Distributable Cash Flow.
1.32
1.33      "Dollars" or "$" means the lawful currency of the United States of
America.
1.34
1.35      "Effective Date" means November 18, 1999.
1.36
1.37 "Eligible Partner" means, subject to Section 3.2.2, each Partner for so long as such Partner and any of its Permitted Transferees acquiring Interests in accordance with clause (a), (b) or (c) of the definition of "Permitted Transfer" own, collectively, a Percentage Interest of no less than twenty percent (20%).
1.38
1.39 "GAAP" means those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants acting through the Financial Accounting Standards Board or through other appropriate boards or committees thereof and that are consistently applied for all periods so as to properly reflect the financial condition, and the results of operations and changes in financial position, of the Partnership, subject to, in the case of unaudited interim financial statements, normal year-end adjustments and, in the case of all unaudited financial statements, the absence of footnote disclosure.
1.40
1.41 "General Partner" means a Person who is a general partner of the Partnership and shall include 365biz.com.gp, LLC, a Delaware limited liability company, and any other Person who may hereafter be admitted to the Partnership as a General Partner pursuant to the provisions of this Agreement.
1.42
1.43 "General Partner Securities" means any equity securities issued by the General Partner, including, without limitation, shares of capital stock of a General Partner which is a corporation and membership interests of a General Partner which is a limited liability company.
1.44
1.45 "Gross Asset Value" means, with respect to any asset of the Partnership, such asset's adjusted basis for federal income tax purposes, except as follows:
1.46
1.47 (a) the initial Gross Asset Value of any asset (other than cash) contributed or deemed contributed by a Partner to the Partnership shall be (i) in the case of any asset described on Schedule 2.6 hereto, the gross fair market
                                      ------------
value ascribed thereto on such Schedule and (ii) in the case of any other asset hereafter contributed by a Partner, the gross fair market value of such asset at the time of its contribution as reasonably determined by the Board;
1.48
1.49 (b) if the Board reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners, the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Board, as of the following times:
1.50
1.51 (i) immediately prior to a Capital Contribution (other than a de minimis Capital Contribution) to the Partnership by a new or existing Partner as consideration for an Interest;
1.52
1.53 (ii) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for the redemption of an Interest; and
1.54
1.55 (iii) immediately prior to the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations;
1.56
1.57 (c) the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross fair market values of such assets as reasonably determined by the Board as of the date of distribution; and
1.58 (d) the Gross Asset Value of any Partnership asset shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such asset pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustment is taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations;
                                               -
provided, however, that the Gross Asset Value shall not be adjusted pursuant to this paragraph (d) to the extent that the Board reasonably determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).
1.59
1.60 At all times, the Gross Asset Value of an asset shall be adjusted by any Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Loss. Any adjustment to the Gross Asset Values of Partnership property shall require an adjustment to the Partners' Capital Accounts in accordance with Section 1.32(e).
1.61
1.62 "Immediate Family" means , with respect to any individual, such individual's spouse, children, grandchildren, parents or siblings, or any spouse of any children, grandchildren or siblings of such individual, or any children or grandchildren of any siblings of such individual, or heirs or devisees and any trust for the benefit of any of the foregoing.
1.63
1.64 "Initial Capital Contribution" means (i) as to each Partner executing this Agreement as of the Effective Date, the amount specified for that Partner as its Initial Capital Contribution on column 2 of Schedule 2.6, and (ii) in the
                                                   ------------
case of new Partners admitted pursuant to Section 3.4, the Initial Capital Contribution established pursuant thereto.
1.65
1.66      "Initial Partners" mean the parties hereto on the Effective Date.
1.67
1.68 "Interest" means a Partner's share of the capital, Net Income and Net Loss of, and the right to receive distributions from, the Partnership.
1.69
1.70 "Internal Revenue Code" or "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute. All references to specific sections of the Internal Revenue Code shall be deemed to include any provisions of the Internal Revenue Code which replace or supersede the sections in effect at the time of execution of this Agreement.
1.71
1.72 "Involuntary Transfer" means any Transfer pursuant to judicial proceedings, attachment, levy, lien upon, assignment for the benefit of creditors or Transfer by operation of law and any assumption of possession whether in fact or in law by any receiver, trustee, conservator or other fiduciary appointed by any court or government agency, if such attachment, levy, lien or assumption of possession shall not be absolutely removed or dissolved within one hundred and twenty (120) days after the same occurred.

1.1 "Involuntary Withdrawal" means the Bankruptcy of a Partner or the death of a Partner who is an individual or the dissolution of a Partner which is an entity.
1.2
1.3 "Limited Partner" means a Person who is a limited partner of the Partnership and shall include the Advanta Limited Partner, the RMH Limited Partner and any other Person who may hereafter be admitted to the Partnership as a limited partner pursuant to the provisions of this Agreement.

1.4
1.5 "Minimum Gain Attributable to Partner Nonrecourse Debt" means "partner nonrecourse debt minimum gain" as determined in accordance with Section 1.704-2(i)(2) of the Regulations.
1.6
1.7 "Net Income" or "Net Loss" means, for each fiscal year or other applicable period, an amount equal to the Partnership's net income or loss for such year or period as determined for federal income tax purposes by the Partnership's accountants, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments: (a) by including as an item of income any tax-exempt income received by the Partnership; (b) by treating as a deductible expense any expenditure of the Partnership described in
Section 705(a)(2)(B) of the Code (including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Section 709(b) of the
Code) or to promote the sale of Interests and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or Section 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code); (c) in lieu of depreciation, depletion, amortization, and other cost recovery deductions taken into account in computing total income or loss, there shall be taken into account Depreciation; (d) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such property rather than its adjusted tax basis; and (e) in the event of an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Regulation Section 1.704-1(b)(2)(iv)(e), (f) and (m), the amount of such
                                     -    -       -
adjustment is to be taken into account as additional Net Income or Net Loss pursuant to Section 4.3. If an item of income, gain, loss or deduction has been allocated pursuant to the special allocation rules in Section 4.4, Net Income or Net Loss shall be computed without regard to such item.
1.8
1.9 "New Security" means Interests or other equity securities of the Partnership or its subsidiaries (including any Rights) which the Partnership or any of its subsidiaries proposes to offer, issue or sell following the Effective Date; provided, however, that the following shall be excluded from the definition of "New Security": (i) securities (including any Rights) issued pursuant to any incentive stock option plan, arrangement or other compensation agreement which has been approved by the Board pursuant to Section 5.2 hereof for the benefit of its employees or managers, including any securities issuable pursuant to the exercise of any Rights issued pursuant to such plans, arrangements or agreements; (ii) securities issued by the Partnership in connection with an acquisition (including, without limitation, by way of merger, consolidation or binding share exchange) by the Partnership of the capital stock, other equity interests, or assets of another Person (which Person is not a Related Party and not affiliated with the Partnership) in a transaction approved by the Board pursuant to Section 5.2 hereof pursuant to which all or part of the consideration payable in connection with such acquisition consists of securities of the Partnership or Rights to acquire securities of the Partnership; (iii) securities issued in exchange for equity interests in another entity not affiliated with the Partnership and not a Related Party in connection with a joint venture or other business combination approved by the Board pursuant to Section 5.2 hereof; (iv) securities issued upon any exercise or conversion of Rights the issuance of which was not subject to the preemptive rights set forth in Section 3.6 (including to the extent such Rights did not constitute New Securities); or (v) securities issued by the Partnership in connection with any recapitalization or the like occurring after the Effective Date.
1.10
1.11 "Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2(b)(1) and (c) of the Regulations.
1.12
1.13 "Nonrecourse Liabilities" shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.
1.14
1.15 "Office of the Secretary" means the office of the Secretary of State of the State of Delaware.
1.16
1.17 "Officer" means any individual appointed by the Board in accordance with Section 5.5 hereof to serve as an Officer of the Partnership and the General Partner with such powers and responsibilities as set forth in this Agreement and as the Board shall from time to time determine.
1.18
1.19 "Partner" means any Person who is a General Partner and/or a Limited Partner, but does not include any Person who has ceased to be a Partner of the Partnership.
1.20
1.21 "Partner Nonrecourse Deductions" means "partner nonrecourse deductions" as defined in Section 1.704-2(i)(2) of the Regulations.
1.22
1.23      "Partnership" means 365biz.com LP, a Delaware limited partnership.
1.24
1.25 "Partnership Minimum Gain" means "partnership minimum gain" as defined in Section 1.704-2(b)(2) of the Regulations.
1.26
1.27 "Partnership Rights" means all of the rights of a Partner of the Partnership, including, without limitation, a Partner's (i) Interest; (ii) right to inspect the Partnership's books and records; and (iii) right, if any, to participate in the management of and vote on matters coming before the Partnership in accordance with this Agreement.
1.28
1.29 "Percentage Interest" means, as to each Partner, its percentage interest set forth after the Partner's name on Schedule 2.6, or as modified from
                                               ------------
time to time pursuant to the terms of this Agreement or by agreement of the Partners.
1.30
1.31      "Permitted Transfer" means
1.32
(a) in the case of a Partner that is not a natural person, a Transfer of all or any portion of the Interests beneficially owned by such Partner to an Affiliate of such Partner;
(b)

(c) in the case of a Partner that is a partnership, a Transfer of Interests beneficially owned by such Partner to its partners;
(d)
(e) in the case of a Partner that is an individual, a Transfer of any or all of the Interests beneficially owned by such Partner to the Immediate Family of such Partner;
(f)
(g) a Transfer from a Partner or a Permitted Transferee to another Partner or Permitted Transferee; or
(h)
(i)       a Transfer made in accordance with Section 7;
(j)
(k)provided, however, that any such Transferee shall, as a condition to such Permitted Transfer, execute an instrument in form and substance satisfactory to the Partnership and the non-transferring Partners, pursuant to which such Transferee shall become a party to this Agreement and the Interests so Transferred shall remain subject to this Agreement; provided, further, however, that for purposes of clause (a) or (b) above, portfolio companies of Advanta Partners LP shall be deemed not to be Permitted Transferees of the Advanta Limited Partner or any other Partner.
(l)
1.33 "Permitted Transferee" means any Transferee acquiring Interests pursuant to a Permitted Transfer.
1.34
1.35 "Person" means and includes an individual and any other legal entity including, but not limited to, a corporation, partnership, association, limited liability company, joint stock company, trust or estate.
1.36
1.37 "Regulations" or "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time. All references to specific sections of the Regulations shall be deemed to include any provisions of the Regulations which replace or supersede the sections in effect at the Effective Date.
1.38
1.39 "Rights" means, with respect to any Person, any subscription, option, warrant, right, convertible security or other agreement, instrument or commitment of any character obligating (contingently or absolutely) such Person to issue or sell any membership interests, equity or other securities.
1.40
1.41 "RMH Limited Partner" means RMH Interactive Technologies, LLC, a Delaware limited liability company.
1.42
1.43 "Tax" or "Taxes" means any and all federal, state, county, provincial, local, foreign and other taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, estimated, capital, sales, use, ad valorem, property, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, customs, duties or guaranty fund assessments, together with any interest, additions to tax or interest, and penalties with respect thereto imposed by any taxing or governmental authority.
1.44
1.45 "Transfer" means a sale, gift, pledge, assignment, mortgage, alienation, hypothecation or other encumbrance or disposition in any manner of a like or unlike nature and shall include an Involuntary Transfer. The terms "Transferee" and "Transferor" when used in this Agreement shall mean the Person to whom or by whom respectively, a Transfer is made or purported to be made.
1.46
1.47 In addition to the foregoing, the following terms are defined in the Section of this Agreement noted below:
1.48

1.49      Term                                                 Section
          -------------------------------------------------    -------

          Accepting ROFR Offeree                                 7.2.2
          Affected Gain                                          4.5.2
          Annual Budget                                            5.7
          Annual Meeting                                         5.4.5
          Board                                                  5.1.1
          Board Members                                          5.1.2
          Buy-Sell Notice                                          8.1
          Chairman                                               5.5.1
          Chief Executive Officer                                5.5.1
          Claim                                                  6.3.1
          Commitments                                            3.1.2
          Contributing Partner                                   3.1.3
          Co-Sale Notice                                         7.3.1
          Co-Sale Offer                                          7.3.1
          Co-Sale Offeror                                        7.3.1
          Co-Sale Offer Period                                   7.3.2
          Co-Sale Subject Securities                             7.3.1
          Damages                                                  6.2
          Declining Partner                                      3.2.2
          Delinquent Partner                                     3.1.3
          Dispute                                                 11.1
          Drag-Along Buyer                                         7.4
          Drag-Along Buyer Terms                                   7.4
          Drag-Along Notice                                        7.4
          Drag-Along Rights                                        7.4
          Drag-Along Sellers                                       7.4
          Executive Officer                                      5.5.1
          Indemnified Party                                      6.3.1
          Independent Firm                                         8.2

           Initiating Partner                                       8.1
           Loan                                                   3.1.3
           Notice                                                 6.3.1
           Offer Notice                                           7.2.1
           Offeror                                                7.2.1
           Offer Period                                           7.2.1
           Original Offer                                         3.6.1
           Other Partners                                           7.4
           Partner Advances                                       3.2.1
           Partner Offeree                                        7.2.1
           Partnership Offeree                                    7.2.1
           Participating Partner                                  7.3.2
           Permitted Partner                                      4.3.2(iii)
           President                                              5.5.1
           qualified income offset                                4.4.3
           Qualifying Offer                                       7.2.1
           Receiving Partner                                        8.1
           Regulatory Allocations                                 4.4.6
           Related Party                                            2.9
           ROFR Offer                                             7.2.1
           ROFR Offerees                                          7.2.1
           Section 704(c) Tax Items                               4.5.3
           Securities Act                                         7.2.1
           Selling Partner                                        7.2.1
           Special Meeting                                        5.4.6
           Strategic Plan                                           5.7
           Subject Securities                                     7.2.1
           Tax Items                                              4.5.1
           Tax Matters Partner                                   10.5.1


           In addition, the following general provisions shall be applicable:

          This Agreement uses the words "herein," "hereof," "hereto" and "hereunder" and words of similar import to refer to this Agreement as a whole and not to any provision of this Agreement.

          Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other genders.

          The word "including" (and, with correlative meaning, the word "include") means including without limiting the generality of any description preceding that word, and the verbs "shall" and "will" are used interchangeably and have the same meaning.

1.   SECTION 2 - FORMATION OF THE PARTNERSHIP
     ----------------------------------------

1.1  Formation.  The General Partner shall, if not previously filed, promptly
     ---------
after the execution hereof execute and file in the appropriate places a Certificate of Limited Partnership to reflect certain of the terms of this Agreement pursuant to the requirements of the Act and all instruments and documents which shall be necessary for the purpose of complying with any applicable fictitious name act or assumed name act. In no event shall the Partnership or the General Partner have any obligation to send to any Limited Partner a filed copy of the Certificate of Limited Partnership or certificate of amendment or cancellation thereof or any other certificate or statement required or permitted to be filed under the Act unless such copies are requested by such Limited Partner in writing to the General Partner.

1.1  Name of the Partnership.  The name of the Partnership is 365biz.com LP. The
     -----------------------
Partnership shall do business under that name and under any other name or names which the Board shall determine, but in any case, only to the extent permitted by applicable law.
1.2
1.3  Purpose.  The Partnership may engage in and carry on any lawful business,
     -------
purpose or activity for which limited partnerships may be formed under the Act and shall possess and exercise all the powers and privileges granted to it by the Act, by any other law or by this Agreement, together with any powers necessary to, convenient or incidental to the conduct, promotion and attainment of the business, purpose or activities of the Partnership, so far as such powers are necessary or convenient.

1.1  Term.  The term of the Partnership shall begin on the date of acceptance of
     ----
the Certificate of Limited Partnership by the Office of the Secretary and shall continue in perpetuity unless its existence is terminated pursuant to Section 9 of this Agreement. The existence of the Partnership as a separate legal entity shall continue until dissolution of the Partnership in the manner required by the Act and this Agreement.
1.2
1.3  Principal Office.  The principal office of the Partnership shall be located
     ----------------
at 4664 Old Pond Drive, Plano, Texas 75024, or at such other place within or without the State of Delaware, as may be determined by the Board. The Partnership may also have such other offices as the Board may determine.

1.1  Partners.  The name, present mailing address, Initial Capital Contribution
     --------
and Percentage Interest of each Partner are set forth  on Schedule 2.6.
                                                          ------------
1.2
1.3  2.7  Authority of the Partnership. In order to carry out its purpose, and
          ----------------------------
not in limitation thereof, the Partnership is empowered and authorized to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of its purposes, including, but not limited to, the following:
1.4

          (a) construct, operate, maintain, improve, buy, own, sell, convey, assign, mortgage, refinance, rent or lease any real estate and any personal property;

          (b) engage in any kind of activity, and perform and carry out contracts of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the Partnership;

          (c) borrow money and issue evidences of indebtedness in furtherance of the Partnership business and secure any such indebtedness by mortgage, security interest or other lien, any or all of which debt instruments may contain confessions of judgment against the Partnership if the General Partner consents thereto;

          (d) maintain and operate the Partnership's assets;

          (e) negotiate for and conclude agreements for the sale, exchange or other disposition of all or any part of the property of the Partnership; and

          (f) hire and compensate employees, agents, representatives, independent contractors, attorneys, accountants and advisors.

     2.8  Partnership Property; Payment of Individual Obligations.  All
          -------------------------------------------------------
property of the Partnership, whether real, personal or mixed, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any direct ownership interest in such property. The Partnership's credit and assets shall be used solely for the benefit of the Partnership, and no asset of the Partnership shall be transferred or encumbered for or in payment of any individual obligation of any Partner.

     2.9  Transactions With Affiliates.  The Partnership is hereby authorized
          ----------------------------
to purchase property from, sell property to, or otherwise deal with any Person, including any Related Party; provided, that the Partnership shall not enter into any transaction with a Related Party unless, (i) the Board shall have been apprised of the material terms of the transaction and the interest (direct or indirect) of any Related Party in such transaction, (ii) such transaction shall have been approved by a majority of the Board Members who are not affiliated with the Related Person (other than, with respect to the General Partner, in their capacity as a Board Member) or a designee of any Partner affiliated with the Related Person and shall have been approved as required by Section 5.2 hereof, and (iii) if the transaction involves the provision of goods or services, the compensation paid or provided for such goods or services is reasonable and is paid only for goods or services actually furnished to the Partnership. The term "Related Party" means any Partner, Board Member or
                        -------------
Officer acting on his, her or its own behalf, or any Affiliate of any Partner, Board Member or Officer.

     2.10 Classification for Tax Purposes.  Unless the Board unanimously
          -------------------------------
determines otherwise, the Partnership shall maintain its classification as a partnership for tax purposes, rather than as an association taxable as a corporation, and no Partner or Board Member shall take any action or make any election inconsistent with the foregoing.

1.   SECTION 3 - MEMBERS; CAPITAL; CAPITAL ACCOUNTS
     ----------------------------------------------

     3.1  Initial Capital Contributions and Commitments of Initial Partners.
          -----------------------------------------------------------------

          3.1.1 Concurrently with the execution of this Agreement, the Initial Partners shall have made the initial cash contributions to the capital of the Partnership set forth in column 2 next to their respective names on Schedule
                                                                    --------
2.6. In addition, concurrently with the execution of this Agreement, RMH
---
Teleservices, Inc. shall have agreed to advance the trade credit set forth in paragraph 1 of Schedule 3.1.
               ------------

          3.1.2 Each of the Initial Partners hereby commits to make additional cash contributions (the "Commitments") not to exceed, in the aggregate, the
                         -----------
amounts set forth in column 3 of Schedule 2.6.  All, or any portion, of the
                                 ------------
remaining additional cash Capital Contributions constituting the Commitments may be called at any time upon the request of either of the Initial Partners and shall be paid to the Partnership promptly after such call pro rata (based on the relative Commitments of the Initial Partners). At the time the additional Capital Contributions constituting the Commitments are made to the Partnership, RMH Teleservices, Inc. shall have agreed to advance the additional trade credit set forth in paragraph 2 of Schedule 3.1.
                            ------------

          3.1.3  In the event any one or more Partners (a "Delinquent Partner")
                                                           ------------------
do not make an additional Capital Contribution required by their Commitments within three (3) Business Days after request pursuant to Section 3.1.2, then the other Partners shall be given the opportunity to make a loan (a "Loan") in lieu
                                                                 ----
of the Delinquent Partner's additional Capital Contribution upon receipt of a written Notice from the Partnership indicating that a Delinquent Partner has failed to meet his Commitment. The other Partners shall be entitled, but shall not be required, to loan their proportionate shares (based on the relative Percentage Interests of those who elect to make such a Loan (each such Partner, a "Contributing Partner")) of such Delinquent Partner's Commitment which has not
   --------------------
been made until each such other Partner has either made all Loans it is entitled to make, or shall have declined to do so. The amounts loaned pursuant to this
Section 3.1.3 shall be treated as a loan from the Contributing Partners to the Delinquent Partner bearing interest at the lesser of twenty four percent (24%) per annum or the maximum rate of interest permitted by applicable law, secured by the Delinquent Partner's Interest in the Partnership. Until the Loans and interest thereon are fully repaid, the Contributing Partners shall be entitled to all distributions to which the Delinquent Partner would have been entitled, which shall be applied pro rata first to interest and then to principal on all outstanding Loans. All amounts paid to the Contributing Partners pursuant to this Section 3.1.3 shall be treated as having been first distributed to the Delinquent Partner for all other purposes of this Agreement, and shall be credited first to accrued and unpaid interest on the Loans and thereafter to principal on the Loans. If the Loans and interest thereon are not fully repaid within sixty (60) days after request for the additional Capital Contribution pursuant to Section 3.1.2, each Contributing Partner shall have the right, but not the obligation, in such Contributing Partner's sole discretion, to convert the then outstanding amount of the Loan, plus accrued and unpaid interest thereon, into an Interest in the Partnership. Such option may be exercised by a Contributing Partner at any time after the expiration of such sixty (60) day period by a written Notice to the Partnership and the Delinquent Partner. Upon receipt of such Notice the Partnership shall cause the Contributing Partner's Percentage Interest to be increased, and the Delinquent Partner's Percentage Interest to be decreased, by an amount equal to the product of (x) the Percentage Interest of the Delinquent
                                   -
Partner before such additional Capital Contributions and any such adjustment and
(y) the quotient obtained by dividing the then outstanding amount of the Loan by
 -
the sum of the Delinquent Partner's initial Capital Contribution as set forth in column 2 of Schedule 2.6 plus the amount of the Delinquent Partner's Commitment
            ------------
which is required, or has previously been required, as an Additional Capital Contribution up to the amount as set forth in column 3 of Schedule 2.6.
                                                          ------------
Notwithstanding the foregoing, no Commitment or other obligation to make an additional Capital Contribution may be enforced by a creditor of the Partnership unless the Partner expressly consents in writing to such enforcement or to the assignment of the obligation to such creditor.

     3.2  Partner Advances.
          ----------------

          3.2.1 No Partner shall be required to lend any funds to the Partnership or to make any additional Capital Contributions in excess of the Initial Capital Contributions and the Commitments. However, to the extent that the Board determines that additional funds are required, each Partner shall be entitled to advance such funds on a pro rata basis (based on relative Percentage Interests), or such other basis as the Board shall determine (provided that any basis other than pro rata (based on relative Percentage Interests) shall require the agreement of each of the Board Members designated pursuant to clauses (i) and (ii) of Section 5.1.2), within the time period specified by the Board. Interest shall accrue on such advances ("Partner Advances") at two hundred (200)
                                         ----------------
basis points over the Thirty Year Treasury Bill rate of interest as published from time to time by The Wall Street Journal, compounded quarterly or such other rate of interest as shall be approved by the Board.

          3.2.2 Notwithstanding the provisions of Section 3.2.1, if the Board approves the raising of additional capital pursuant to Section 5.2.20, and the RMH Limited Partner and/or the Advanta Limited Partner refuses to contribute its proportionate share of such additional capital on a pro rata basis (based on relative Percentage Interests of the Limited Partners), then the Partnership shall seek an investor (which may be an existing Partner) to contribute all or a portion of the required additional funds which the RMH Limited Partner and/or the Advanta Limited Partner has refused to contribute. In connection with such financing, the Partnership shall use its reasonable commercial efforts to negotiate the best terms reasonably available from third party investors, and each of RMH Teleservices, Inc. and Advanta Partners LP and their respective designees on the Board shall be deemed to have approved such financing for all purposes of this Agreement, including, without limitation, Sections 5.2.20 and
5.2.26. If either the RMH Limited Partner or the Advanta Limited Partner participates in any such financing and the other (the "Declining Partner")
                                                       -----------------
refuses to contribute its proportionate share of such additional capital (based on relative Percentage Interests of the Limited Partners), at all times subsequent to the refusal of the Declining Partner to so contribute its proportionate share, the Declining Partner shall be deemed to no longer be an Eligible Partner for all purposes of this Agreement, including, without limitation, Sections 5.1.2, 5.2 and 7.4.

          3.2.3 Except as otherwise specifically provided in this Agreement, the General Partner shall have no obligation to the Partnership or the Partners to make any Capital Contributions or advances to the Partnership, or otherwise supply or make available any funds to the Partnership, even if the failure to do so would result in a default in any of the Partnership's obligations, a foreclosure on the Partnership's property or other adverse consequences to the Partnership. Notwithstanding the foregoing, the General Partner may, in its sole discretion, make loans and advances to the Partnership on such reasonable terms (including interest rate) as the General Partner deems appropriate.

     3.3  Capital Accounts.  The Partnership will maintain a capital account
          ----------------
(the "Capital Account") for each Partner.  The initial value of the Capital
      ---------------
Account of each Initial Partner shall be equal to its Initial Capital Contribution. Each Partner's Capital Account shall be (i) increased by (A) any additional Capital Contributions made by such Partner, (B) the share of Partnership Net Income allocated to such Partner and any income allocated pursuant to Section 4.4 and (C) the amount of liabilities of the Partnership assumed by such Partner or that are secured by any Partnership assets distributed to such Partner and (ii) decreased by (A) the amount of cash and the Gross Asset Value of any Partnership assets distributed to such Partner, (B) the share of Partnership Net Loss allocated to such Partner or any loss or deduction allocated to such Partner pursuant to Section 4.4 and (C) the amount of liabilities of the Partner assumed by the Partnership or that are secured by any assets contributed to the Partnership by such Partner. In the event that an Interest is Transferred in accordance with this Agreement, the Capital Account of the Transferor (at the time of such Transfer) shall carry over to the Transferee; provided, however, that if any Partner Transfers less than its entire Interest in the Partnership, the Transferor's Capital Account shall be allocated pro rata between the Interest retained by the Transferor and the Interest Transferred. In furtherance of the foregoing, the Capital Accounts shall be maintained in compliance with Section 1.704-1(b)(2)(iv) of the Regulations, and the provisions hereof shall be interpreted and applied in a manner consistent therewith.

     3.4  Additional Partners.
          -------------------

          3.4.1 Additional Persons may be admitted to the Partnership as Partners and Partnership Rights may be created and issued to those Persons and to existing Partners upon the approval of the Board as required by Section
5.2.26 and on such terms and conditions as they may determine at the time of admission. The terms of admission or issuance must specify the Percentage Interest and the amount of such Person's Initial Capital Contribution, if any. Such Percentage Interest shall be computed on such basis as the Board shall determine (provided that, subject to Section 3.2.2, any basis other than fair market value shall require the agreement of each of the Board Members, if any, designated pursuant to clauses (i) and (ii) of Section 5.1.2). At the time of admission, each new Partner shall agree in writing to be bound by the terms of this Agreement and shall make such representations and warranties as the Board
may require.   No Person may become a Partner without the approval of a majority of the Board Members as well as a majority of the Board Members designated pursuant to clause (i) of Section 5.1.2 and a majority of the Board Members designated pursuant to clause (ii) of Section 5.1.2. Any Transferee of a Partnership Interest which is not admitted to the Partnership as a Partner is entitled to receive, to the extent Transferred, only the distributions and allocations of profits and losses to which the Transferor would be entitled, and no other Partnership Rights whatsoever.

     3.5  Limitations on Return of Capital.
          --------------------------------

          3.5.1 Except as provided in this Agreement, a Partner shall not be entitled to a withdrawal or a return of any part of its Capital Contributions, interest on its Capital Contributions or to receive property or assets other than cash in return thereof.

          3.5.2 Except as otherwise provided in this Agreement, no Partner shall be entitled to priority over any other Partner with respect to a return of its Capital Contributions, to the property and assets of the Partnership or to allocations of income, gains, losses, deductions, expenses, obligations, liabilities, credits or distributions.

          3.5.3 No Partner with a deficit balance in its Capital Account shall have any obligation to the Partnership, to any other Partner or to any third party to restore the deficit balance.

     3.6  Preemptive Rights.
          -----------------

          3.6.1 Notwithstanding any other provisions of this Agreement, subject to Section 3.6.4, if at any time after the Effective Date, the Partnership or any of its subsidiaries at any time or from time to time proposes to issue any New Securities (the "Original Offer"), each Partner shall be offered the
                     --------------
opportunity to acquire from the Partnership or the applicable subsidiaries for the same price and on the same terms as such securities are proposed to be issued pursuant to such Original Offer, up to the additional amount of New Securities as is required to enable it to maintain its proportionate Interest in the Partnership immediately prior to such issuance. In the event that each Partner exercises in full its preemptive rights hereunder, the Partnership and its subsidiaries may not issue New Securities to any other Person.

          3.6.2 In the event the Partnership or any of its subsidiaries offers New Securities, it shall give each Partner written notice of its intention, describing the type of New Security offered, and the price and other terms upon which the Partnership (or such subsidiary) proposes to offer the same. Each Partner shall have twenty (20) days from the date of receipt of any such notice to notify the Partnership in writing that it intends to exercise such preemptive rights and as to the amount of New Securities such Partner desires to purchase, up to the maximum amount calculated pursuant to Section 3.6.1. Such notice shall constitute an irrevocable offer of such Partner to purchase the amount of New Securities so specified upon the price and other terms set forth in the Partnership's notice to it. If the Partners do not subscribe for all of the New Securities, then the Partnership shall have the right for ninety (90) days from expiration of the twenty (20) days referred to above to offer that amount of New Securities as to which the Partners did not subscribe to third Persons and the price and other terms shall be no more favorable to the buyer than those set forth in the notice to the Partners.

          3.6.3 If any Partner exercises its preemptive right hereunder, the closing of the purchase of the New Securities with respect to which such right has been exercised shall be subject to and shall take place concurrently with, the closing of the purchase of the New Securities pursuant to the Original Offer (or as soon as reasonably practicable thereafter); provided that if all Partners exercise in full their preemptive rights so that no New Securities are offered to any Person who is not a Partner, the closing of the purchase of the New Securities shall take place promptly after the Partnership has received notice from all Partners of such exercise and any required governmental, regulatory and unaffiliated third party approvals are obtained. In the event that such Original Offer is not consummated, the Partnership shall have no obligation to sell any New Securities to a Partner in connection with such Original Offer and the Partner shall have no obligation to purchase any New Securities.

          3.6.4 The rights granted to the Partners pursuant to Section 3.6 shall terminate as to a Partner, upon the earlier to occur of (i) such time as such Partner ceases to be an Eligible Partner or (ii) the termination of this Agreement.

1.   SECTION 4 - PROFIT, LOSS AND DISTRIBUTIONS
     ------------------------------------------

     4.1  Distributions of Distributable Cash Flow
          ----------------------------------------

          4.1.1  General.  Except as otherwise provided in Sections 4.1.2 and
                 -------
9.4, distributions of any Distributable Cash Flow of the Partnership for any fiscal year (which such distributions may or may not, in the discretion of the Board, include Distributable Cash Flow that was not distributed in any prior period or periods) shall be made to each Partner in proportion to such Partner's Percentage Interest at such times and in such amounts as the Board shall determine; provided, however, that with respect to any period for which Partners (or in the case of any Partner that is a Subchapter S corporation, its shareholders, a partnership, its partners or a limited liability company, its members) are required to make Tax payments, whether estimated or otherwise, if any Partner would be allocated taxable income of the Partnership for federal, state and/or local income tax purposes if such period were a separate taxable year, then at least five (5) Business Days prior to the date on which the Tax payments are required to be made with respect to such period, the Partnership shall distribute to the Partners, in proportion to each Partner's Percentage Interest, an aggregate cash amount of Distributable Cash Flow sufficient to provide each Partner with at least an amount equal to such Partner's estimated Tax liability with respect to such allocated taxable income of the Partnership.

          4.1.2  Distribution of Net Proceeds from a Capital Event.  The net
                 -------------------------------------------------
proceeds from Capital Events, after establishing such reserves as the Board determines, may, in the discretion of the Board, be paid to RMH Teleservices, Inc. in settlement of any then outstanding invoices in connection with trade credits which have been advanced as set forth in Schedule 3.1, and the remainder
                                                 ------------
may, in the discretion of the Board, be distributed to the Partners in the following amounts and priorities:

                 (i) first, to the Initial Partners pro rata in proportion to their Capital Contributions until the cumulative amount distributed under this
Section 4.1.2(i) to each Partner is equal to such Partner's Capital
Contributions;

                 (ii) thereafter, in accordance with Sections 5.2.17 and 5.2.24, to each Partner in proportion to such Partner's Percentage Interest.

     4.2  In-Kind Distributions.  Except as otherwise provided in this
          ---------------------
Agreement, assets of the Partnership (other than cash) may be distributed in kind to the extent determined by the Board in accordance with Sections 5.2.17 and 5.2.24. If any assets of the Partnership are distributed to the Partners in kind, such assets shall be valued on the basis of the fair market value thereof on the date of distribution, and the Capital Accounts of the Partners shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in such property (that has not previously been reflected in the Capital Accounts of the Partners) would be allocated among the Partners if there were a taxable disposition of such property for its fair market value (taking into account Section 7701(g) of the Code) on the date of distribution.

     4.3  Allocation of Net Income and Net Loss
          -------------------------------------

          4.3.1  Net Income.  After giving effect to the special allocations set
                 ----------
forth in Section 4.4, Net Income for any fiscal year or other applicable period shall be allocated as follows and in the following order of priority:

                 (i) First, to the Partners, until the cumulative Net Income allocated pursuant to this Section 4.3.1(i) for the current and all prior periods equals the cumulative Net Loss allocated pursuant to Sections 4.3.2(i) and (ii) for all prior periods among the Partners in the reverse order that such Net Loss was allocated pursuant to Sections 4.3.2(i), (ii) and (iii); and

                 (ii) Second, to the Partners in proportion to their Percentage Interests.

          4.3.2  Net Loss.  After giving effect to the special allocations set
                 --------
forth in Section 4.4, Net Loss for any fiscal year or other applicable period shall be allocated as follows and in the following order of priority:

                 (i) First, to the Partners, to the extent of and in proportion to, the positive balances in each Partner's Capital Account (computed after taking into account any distributions to be made to the Partners with respect to such period) until the Capital Account balances of the Partners have been reduced to zero; and

                 (ii) Second, to the Partners in proportion to their Percentage Interests.

                 (iii) Notwithstanding the foregoing provisions of this Section 4.3.2, to the extent that any Net Loss allocated to a Partner under such provisions would cause such Partner to have an Adjusted Capital Account Deficit as of the end of the fiscal year to which such Net Loss relates, such Net Loss shall not be allocated to such Partner and instead shall be allocated to the other Partners (herein, the "Permitted Partners"), if any, having positive
                             ------------------
Capital Account balances, in proportion to each Permitted Partner's Capital Account balance, and thereafter in accordance with the Permitted Partner's economic risk of loss with respect to any indebtedness to which the remaining Net Loss (or any item thereof) is attributable.

     4.4  Special Allocations.  The following special allocations shall be
          -------------------
made in the following order:

          4.4.1  Minimum Gain Chargeback.  If there is a net decrease in
                 -----------------------
Partnership Minimum Gain for any Partnership fiscal year (except as a result of conversion or refinancing of Partnership indebtedness, certain capital contributions or revaluation of the Partnership property as further outlined in Sections 1.704-2(d)(4), (f)(2) or (f)(3) of the Regulations), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in Partnership Minimum Gain but only if and to the extent required by the Code and applicable Treasury Regulations. The items to be so allocated shall be determined in accordance with Section 1.704-

2(f) of the Regulations. This Section 4.4.1 is intended to comply with the minimum gain chargeback requirement in said Section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this Section
4.4.1 shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

          4.4.2  Minimum Gain Attributable to Partner Nonrecourse Liabilities.
                 ------------------------------------------------------------
If there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Liabilities during any fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of Partnership property as further outlined in Section 1.704-2(i)(4)of the Regulations), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Liabilities but only if and to the extent required by the Code and applicable Treasury Regulations. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) and
(j)(2)of the Regulations. This Section 4.4.2 is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Liabilities contained in said Section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this Section 4.4.2 shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

          4.4.3  Qualified Income Offset.  In the event a Partner unexpectedly
                 -----------------------
receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) of the Regulations, and such Partner has an
                  -
Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible. This
Section 4.4.3 is intended to constitute a "qualified income offset" under
Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted
                          -
consistently therewith.

          4.4.4  Nonrecourse Deductions. Nonrecourse Deductions for any fiscal
                 ----------------------
year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

          4.4.5  Partner Nonrecourse Deductions. Partner Nonrecourse Deductions
                 ------------------------------
for any fiscal year or other applicable period shall be specially allocated to the Partner that bears the economic risk of loss for the debt in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Section 1.704-2(b)(4) and (i)(1) of the Regulations).

          4.4.6  Curative Allocations.  The Regulatory Allocations shall be
                 --------------------
taken into account in allocating other items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the cumulative net amount of allocations of Partnership items under Sections 4.3 and 4.4 shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred. This Section 4.4.6 is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, "Regulatory Allocations" shall mean
                                            ----------------------
the allocations provided under Section 4.3.2(iii) and this Section 4.4 (other than this Section 4.4.6).

          4.4.7  Gross Income.  In the event of a sale, exchange or other
                 ------------
disposition of all or substantially all of the assets of the Partnership, or upon the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, beginning in the year in which the agreement for such sale, exchange, disposition or liquidation is entered into or, if such agreement is entered into on or prior to the date on which the Partnership's federal income tax return with respect to the prior year is required to be filed (including any extensions), beginning in such prior year, items of gross income, gain, loss and deduction shall be allocated among the Partners so as to cause their respective Capital Account balances, as nearly as possible, to equal the amounts that would be distributable to each of them in accordance with the distribution priorities set forth in Section 4.1.2.

     4.5  Tax Allocations.
          ---------------

          4.5.1  Generally.  Subject to Section 4.5.2 and 4.5.3 hereof, items of
                 ---------
income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Partners on the same
                ---------
basis as their respective book items (as determined under Section 704 of the Regulations).

          4.5.2  Sections 1245/1250 Recapture.  If any portion of gain from the
                 ----------------------------
sale of property is treated as gain which is ordinary income by virtue of the application of Code Sections 1245 or 1250 ("Affected Gain"), then (A) such
                                            -------------
Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (B) other Tax Items of gain of the same character that would have been recognized, but for the application of Sections 1245 and/or 1250 of the Code, shall be allocated away from those Partners who are allocated Affected Gain pursuant to Clause (A) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Sections 1245 and/or 1250 of the Code not applied. For purposes of the prior sentence, each Partner shall be treated as having been allocated depreciation and amortization in the same proportion as such Partner (before, on or after the date of this Agreement), has been allocated any deductions, directly or indirectly, giving rise to the Affected Gain.

          4.5.3  Allocations Respecting Section 704(c) and Revaluations.
                 ------------------------------------------------------
Notwithstanding Section 4.5.1 hereof, Tax Items with respect to all Partnership property that is subject to Section 704(c) of the Code and/or Sections 1.704-1(b)(2)(iv)(d) and/or (f) of the Regulations (collectively "Section 704(c) Tax
                                                            ------------------
Items") shall be allocated in accordance with the "traditional method" under
-----
Regulation Section 1.704-3(b).

     4.6  General.
          -------

          4.6.1 If an Interest in the Partnership is transferred and/or modified in accordance with the provisions of this Agreement, there shall be allocated to each Partner who held the transferred and/or modified Interest in the Partnership during the fiscal year of the transfer and/or modification the product of (a) the Partnership's Net Income or Net Loss allocable to such transferred and/or modified Interest for such fiscal year, and (b) a fraction, the numerator of which is the number of days such Partner held the transferred and/or modified Interest during such fiscal year, and the denominator of which is the total number of days in such fiscal year; provided, however, that if the Board so determines, such Net Income or Net Loss shall be allocated by closing the books of the Partnership immediately after the transfer and/or modification of an Interest in the Partnership. Such allocation shall be made without regard to the date, amount or recipient of any distributions which may have been made with respect to such transferred Interest.

1.   SECTION 5 - MANAGEMENT:  RIGHTS, POWERS, AND DUTIES
     ---------------------------------------------------

     5.1  Board.
          -----

          5.1.1 The Partnership shall be managed by the General Partner. In connection therewith, the General Partner shall have full, complete and exclusive discretion to take, without the consent of the Limited Partners, any and all action of whatever type that the Partnership is authorized to take and to make all decisions with respect thereto, except as otherwise specifically provided in this Agreement. No Limited Partner, in its status as such, shall take part in the management or control of the business of the Partnership nor transact any business in the name of the Partnership. No Limited Partner in its status as such shall have the power to bind the Partnership or take any action on its behalf or sign any documents on behalf of the Partnership.

          To provide for such management of the Partnership, the General Partner hereby agrees to establish a Board of Directors (the "Board") of the General
                                                      -----
Partner consisting of individuals initially appointed as provided in Section
5.1.2 and elected annually thereafter as provided in Section 5.4.5. The Board shall have all power and authority to manage the Partnership for and on behalf of the Partners and shall do all lawful acts and things as are not directed or required to be exercised or done by the Partners under the Act or this Agreement. Approval by or action taken by the Board, in accordance with this Agreement shall constitute approval or action by the General Partner and the Partnership and be binding upon the Partners.

          5.1.2 The Board shall at all times consist of that number of Board Members as shall be determined by the Board, by unanimous consent of the members of the Board, from time to time (the "Board Members"). Each of the Board
                                      -------------
Members shall be a natural person acting in his or her individual capacity. Initially, the Board shall consist of six members. Each Person who has the right to vote for directors of the General Partner agrees to vote all General Partner Securities beneficially owned by it and entitled to vote thereon at any annual or special meeting of holders of General Partner Securities at which Board Members are to be elected, or shall duly consent in writing so as to elect the following individuals to the
Board:

          (i) three individuals designated by Advanta Partners LP, so long as the Advanta Limited Partner or any Permitted Transferees acquiring Interests from the Advanta Limited Partner in accordance with clause (a),
     (b) or (c) of the definition of "Permitted Transfer" is an Eligible Partner; and

          (ii) three individuals designated by RMH Teleservices, Inc., one of whom shall be John Fellows for so long as John Fellows serves as Chief Executive Officer of RMH Teleservices, Inc., so long as the RMH Limited Partner or any Permitted Transferees acquiring Interests from the RMH Limited Partner in accordance with clause (a), (b) or (c) of the definition of "Permitted Transfer" is an Eligible Partner.

Notwithstanding the foregoing, if Advanta Partners LP or RMH Teleservices, Inc., as the case may be, elects not to designate individuals to serve on the Board as provided in clauses (i) and (ii) above, there shall be no obligation to do so and nominees for the positions as to which Advanta Partners LP or RMH Teleservices, Inc., as the case may be, elected not to make such designations shall be made by a majority vote of the Board.

     Board Members shall be elected by a plurality of votes cast by holders of General Partner Securities entitled to vote at each Annual Meeting. Any vacancies on the Board, including vacancies resulting from an increase in the number of Board Members, may be filled (i) by a majority vote of the remaining members of the Board (though less than a quorum) or by a sole remaining Board Member, or (ii) in the event there are no Board Members left on the Board, by the General Partner, and each person so selected shall be a Board Member to serve for the balance of the unexpired term. A Board Member may be removed from office without assigning any cause by vote of the holders of General Partner Securities entitled to vote; provided, however, that no Board Member designated pursuant to clause (i) above may be removed from office without the approval of Advanta Partners LP and no Board Member designated pursuant to clause (ii) above may be removed from office without the approval of RMH Teleservices, Inc. Each holder of General Partner Securities agrees to vote (whether at a meeting or in an action by consent) all General Partner Securities beneficially owned by it and entitled to vote thereon in favor of the removal of a Board Member if so requested by the Eligible Partner that designated such Board Member. In the case of the removal, resignation, death, or expiration of the term of a Board Member designated by an Eligible Partner, all holders of General Partner Securities agree to cast their votes, or execute a written consent, for the election of a replacement Board Member designated by the Eligible Partner that designated such Board Member.

          The Partnership shall provide the Eligible Partners with not less than 30 days' prior written notice of any intended mailing of a notice to holders of General Partner Securities for a meeting at which Board Members are to be elected. Each Eligible Partner shall give written notice to the General Partner, no later than 20 days prior to such mailing, of the individual or individuals such Eligible Partner designates as nominees for election as Board Members. The

General Partner agrees to nominate and recommend for election as Board Members the individuals designated, or to be designated, pursuant to this Section 5.1.2. If any Eligible Partner fails to give notice to the General Partner as provided above, it shall be deemed that the designee(s) of such Eligible Partner then serving on the Board shall be its designee(s) for reelection.

          The General Partner shall cause the Board of Directors or other governing body of each of the Partnership's subsidiaries to be structured, and the members thereof appointed, so as to reflect as closely as practicable the representation of the various Partners on the Board.

          5.1.3 A Board Member's duty of care in the discharge of the Board Member's duties to the General Partner and the Partnership is limited to acting in good faith and with the degree of care that an ordinarily prudent person in a like position would use under similar circumstances. In performing his or her duties, a Board Member shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by (i) one or more agents or employees of the General Partner or the Partnership; or (ii) counsel, public accountants or other Persons as to matters that the Board Member believes to be within such Person's professional or expert competence. A Board Member who so performs his or her duties in accordance with this Section 5.1.3 shall have no liability by reason of being or having been a Board Member.

          5.1.4 No Board Member shall have any personal liability to the General Partner, the Partnership or any other Partner of the Partnership for damages for any breach of duty in his or her capacity as a Board Member, provided that this Section 5.1.4 shall not eliminate or limit the liability of any Board Member if the laws of the jurisdiction of organization of the General Partner do not permit, or a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. It is the intention of this Section 5.1.4 to limit the liability of Board Members as such to the fullest extent permitted by law and this Section 5.1.4 shall be deemed amended to the extent that any such amendment could further limit the liability of Board Members.

     5.2  Authority of the Board.  The Board, by its own action or by action
          ----------------------
of a subcommittee of the Board, shall, in addition to any other power granted to it in this Agreement, have the right, power and authority to take all actions with respect to the operations of the Partnership. Except for actions approved in the Annual Budget, no action set forth in Sections 5.2.1 through 5.2.32 below shall be taken by the Partnership without the affirmative vote of a majority of the Board Members designated pursuant to clause (i) of Section 5.1.2 and either a majority of the Board Members designated pursuant to clause (ii) of Section
5.1.2 or the Board of Directors of RMH Teleservices, Inc. (exclusive of any members of the Board of Directors of RMH Teleservices, Inc. affiliated with the Advanta Limited Partner), so long as the RMH Limited Partner is an Eligible
Partner:

          5.2.1 merging or consolidating the Partnership or any of its subsidiaries with and into any other Person or selling, exchanging, leasing, mortgaging, pledging or otherwise disposing of all or substantially all of the assets of the Partnership or any of its subsidiaries, other than inventory disposed of in the ordinary course of business;

          5.2.2 a recapitalization or reorganization of the Partnership or any of its subsidiaries;

          5.2.3 other than the borrowing of money pursuant to then-existing lines of credit or financing arrangements, borrowing money in the name of the Partnership or any subsidiary or guaranteeing or otherwise assuming obligations of any Person or utilizing assets of the Partnership or any subsidiary as security for any loans or other obligations, whether such loans or obligations are those of the Partnership, or a subsidiary, or of any other Person;

          5.2.4 other than expenditures or capital investments which exceed by no more than ten percent (10%) of the amount set forth in the Annual Budget for a particular item, the making of any expenditure or capital investment on behalf of the Partnership or any of its subsidiaries in excess of Fifty Thousand Dollars ($50,000) in any single transaction or any group of transactions amounting in purpose or effect to a single transaction;

          5.2.5 assigning, Transferring, pledging, compromising or releasing any of the claims or debts due the Partnership or any of its subsidiaries (other than amounts released or compromised of less than Fifty Thousand Dollars ($50,000) that are so released or compromised in the ordinary course of business) except upon payment in full to the Partnership; for purposes of this
Section 5.2.5 all transactions with the same Person or group of related Persons during a calendar year shall be treated as a single transaction;

          5.2.6 on behalf of the Partnership or any of its subsidiaries, making, executing or delivering any assignment for the benefit of creditors or any confession of judgment, chattel mortgage, deed, guarantee, indemnity or surety bond in a principal amount of more than Fifty Thousand Dollars ($50,000), other than guarantees, indemnities or surety bonds required by suppliers or regulatory authorities; for purposes of this Section 5.2.6 all transactions with the same Person or group of related Persons during a calendar year shall be treated as a single transaction;

          5.2.7 the acquisition or divestiture on behalf of the Partnership or any subsidiary of any business, operation or entity (whether by asset purchase, stock purchase, merger or otherwise);

          5.2.8 leasing or mortgaging by the Partnership or any of its subsidiaries of any real estate or any interest therein or entering into any contract for any such purpose, other than leases, mortgages or other contracts which can be canceled upon thirty (30) days notice by the Partnership without penalty and do not require annual expenditures in excess of One Hundred Thousand Dollars ($100,000);

          5.2.9 sale or other Transfer of any fixed asset with a fair market value of Fifty Thousand Dollars ($50,000) or more, other than in the ordinary course of business of the Partnership and its subsidiaries;

          5.2.10 making payment from the funds of the Partnership or any of its subsidiaries to any Partner, any Affiliate of any Partner or any sibling of an Affiliate of a Partner of any compensation for any reason other than reasonable compensation for services by full time employees of the Partnership or engaging in any transaction described in Section 2.9;

          5.2.11 except for the trade credits described in Schedule 3.1,
                                                            ------------
loaning or advancing to, or permitting to be owing to the Partnership or any of its subsidiaries from, any Partner or any Affiliate of any Partner or any sibling of an Affiliate of a Partner an aggregate amount in excess of Fifty Thousand Dollars ($50,000.00) in the aggregate outstanding at any one time;

          5.2.12 except to the extent arising in the ordinary course of business, loaning or advancing to, or permitting to be owing to the Partnership or any of its subsidiaries from any third Person any amount other than accounts receivable of the Partnership and its subsidiaries, and credits and obligations of suppliers of the Partnership and its subsidiaries;

          5.2.13 assuming on behalf of the Partnership or any of its subsidiaries any binding obligations with respect to a collective bargaining agreement;

          5.2.14 adoption, approval or termination of any employee benefit plan (as defined in the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder) or material welfare plans for any employees of the Partnership or any of its subsidiaries, including, without limitation, retirement plans (including any plans relating to post retirement medical benefits other than as required by law), severance plans, deferred compensation plans and health plans;

          5.2.15 approval of the Annual Budget or Strategic Plan of the Partnership and any modifications thereto;

          5.2.16 with respect to the Partnership and each of its subsidiaries, appointment of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or President and approval or amendment of any employment agreement with the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President or any other individual who reports directly to the Chief Executive Officer or Chief Operating Officer and receives annual base compensation, exclusive of benefits and performance and discretionary bonuses, in excess of One Hundred Thousand Dollars ($100,000);

          5.2.17 declaration or payment of any distribution to any Partner, except as otherwise required by the terms of this Agreement;

          5.2.18 commencement of any litigation or filing of any counterclaim in respect of then existing litigation, other than for the collection of accounts receivable, if the amount of the claim or counterclaim exceeds Fifty Thousand Dollars ($50,000);

          5.2.19 approval of the creation of any subsidiaries and the adoption of governance agreements or arrangements in respect thereof, or any other investment in, or the acquisition of stocks or bonds of, other Persons or any equity interest in any other Person; provided, that there shall be no limitation on the Board's authority to delegate the making of investments (i) as part of cash management in the ordinary course of business of the Partnership and its subsidiaries or (ii) by managers of trusts established in connection with employee benefit plans of the Partnership or its subsidiaries;

          5.2.20  except for the Commitments and except as otherwise provided in
Section 3.2 hereof, approval for the raising by the Partnership or any subsidiary of any new capital, whether in the form of equity or debt, including, without limitation, any Additional Capital Contribution (other than the Commitments);

          5.2.21 approval of the engagement of the Partnership or any of its subsidiaries in any activity other than providing Internet solutions for small business and the marketing thereof, including, without limitation, the direct marketing to small businesses of web site design and hosting services, internet access, virtual domain names and e-mail accounts;

          5.2.22 approval of the engagement of the Partnership or any of its subsidiaries in any activity which competes with any business conducted by RMH Teleservices, Inc. or Advanta Corporation, or any of their respective subsidiaries, or the employment or solicitation for employment by the Partnership or any of its subsidiaries of any individual who is or was during the prior twelve months an employee of RMH Teleservices, Inc. or Advanta Corporation, or any of their respective subsidiaries;

          5.2.23 approval of change of the Partnership's fiscal year or any tax elections of the Partnership, including, without limitation, any election that would result in the Partnership being taxed as other than a "partnership" for federal income tax purposes, including, without limitation, electing to be taxed as other than a "partnership" by filing Form 8832, "Entity Classification Election" or making any election inconsistent with Section 4.5.3 hereof;

          5.2.24 determination of the amount and/or kind of cash or property available for discretionary distributions pursuant to Section 4.1.1 or 4.1.2 or otherwise;

          5.2.25 approve or cause the dissolution or liquidation of the Partnership or any of its subsidiaries;

          5.2.26 admission of any Person as a new Partner of the Partnership or, except as otherwise provided in this Agreement, the issuance to any Person of an Interest in the Partnership;

          5.2.27 approval or adoption of any financial accounting policies, provided that any such policies shall be in accordance with GAAP applied on a consistent basis, or any tax accounting policies, provided that such policies shall be in accordance with applicable law and shall take into account the respective needs of each Partner to the extent practicable and consistent with the needs of the Partnership and its subsidiaries; provided further that if the Board Members are unable to agree on the adoption of such a policy, any Partner may refer the matter to determination by arbitration in accordance with Section 11.1;

          5.2.28 approval and engagement of the Partnership's independent auditors;

          5.2.29  change in the size of the Board;

          5.2.30 the registration of any securities of the Partnership or any of its subsidiaries under the Securities Act and the approval and engagement of any firm to underwrite securities of the Partnership, whether in an initial public offering or otherwise;

          5.2.31 approval or adoption of any amendment, restatement or revocation of the Articles of Organization of the Partnership, this Agreement or any other organizational documents of the Partnership; and

          5.2.32 any other transaction which is material to the Partnership and its subsidiaries taken as a whole.

     5.3  Subcommittees.  The Board may designate one or more subcommittees.
          -------------
Each subcommittee shall be composed of such number of Partners, Board Members and/or Officers as the Board may determine. Any subcommittee, to the extent provided by the Board, shall have and may exercise all of the power and authority of the Board. Approval by or action taken by a subcommittee which would require the affirmative vote of a majority of the Board Members designated pursuant to clause (i) of Section 5.1.2 and either a majority of the Board Members designated pursuant to clause (ii) of Section 5.1.2 or the Board of Directors of RMH Teleservices, Inc. (exclusive of any members of the Board of Directors of RMH Teleservices, Inc. affiliated with the Advanta Limited Partner), if taken by the Board shall require the same affirmative vote.

     5.4  Meetings and Voting.
          -------------------

          5.4.1 Regular meetings of the Board shall be held at such times as the Board may determine but at least once during each calendar quarter. Special meetings of the Board may be called at any time by any Board Member. Meetings of the Board shall be held at a location mutually agreed upon by the members thereof and, failing such agreement, at the Partnership's principal place of business. Not less than two (2) nor more than ninety (90) days before each meeting, the Person calling the meeting shall give written notice of the meeting to each Board Member entitled to vote at the meeting. The notice shall state the time, place and purpose of the meeting. Notwithstanding the foregoing provisions, each Board Member who is entitled to notice waives notice if before or after the meeting the Board Member signs a waiver of the notice which is filed with the records of the General Partner, or is present at the meeting in person or by proxy. The Partnership shall reimburse Board Members for their reasonable out-of-pocket expenses incurred in connection with attendance at any meetings of the Board.

          5.4.2 The presence in person or by proxy of at least (i) a majority of the total number of Board Members, (ii) a majority of the Board Members designated pursuant to clause (i) of Section 5.1.2 and (iii) a majority of the Board Members designated pursuant to clause (ii) of Section 5.1.2 shall constitute a quorum for the transaction of business at a Board meeting. The affirmative vote of a majority of the Board Members present at a duly constituted meeting shall govern all of the Board's actions and constitute approval by the Board, unless the affirmative vote of a greater number of Board Members or of designated Board Members is required by another Section hereof with respect to a matter or matters being considered. Each Board Member may vote by delivering his or her proxy to another Board Member.

          5.4.3 Any action required or permitted to be taken by the Board or the Partners, either at a meeting or otherwise, may be taken without a meeting if the Board Members or the Partners, as the case may be, having the requisite numbers of votes to take such action consent thereto in writing. To the extent reasonably practicable under the circumstances, written notice of the action to be taken by written consent of the Board Members will be given by the President or Secretary of the Partnership to all Board Members prior to the effectiveness of any such action. Written notice of any such action taken by written consent of the Board Members will be given by the President or Secretary of the Partnership to all Partners promptly after such action has been taken.

          5.4.4 Board Members may participate in any meeting of the Board by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can hear or otherwise communicate with each other, and such participation in a meeting shall constitute presence in person at such meeting.

          5.4.5 A joint annual meeting of Partners and the holders of General Partner Securities (the "Annual Meeting") shall be held within or outside of the
                         --------------
State of Delaware on such date, at such time and at such place as shall be specified by the Board. The purpose of the Annual Meeting shall be for the holders of General Partner Securities to elect Board Members to serve until the next Annual Meeting and until their successors are duly elected and qualified and to discuss the contemplated Net Income and Net Loss of the Partnership, and such other business as may properly come before such meeting. Written notice stating the place, day and hour of the Annual Meeting and the purposes for which the Annual Meeting is called, shall be delivered not less than five (5) Business Days before the date of the meeting, in the manner specified in Section 11.10, to each Partner and each holder of General Partner Securities entitled to vote at such Annual Meeting. If the election of the Board Members shall not be held during any calendar year beginning January 1, 2000 at the Annual Meeting, or any adjournment thereof, as specified, the holders of General Partner Securities may cause the election to be held at a Special Meeting as soon after the end of the applicable calendar year as it may conveniently be held. The presence in person or by proxy of a holder or holders of General Partner Securities representing at least 66% of the then outstanding General Partner Securities entitled to vote shall constitute a quorum for the transaction of business at any meeting of holders of General Partner Securities. The affirmative vote of a holder or holders of General Partner Securities representing at least 66% of the outstanding General Partner Securities entitled to be voted at any duly constituted meeting at which a quorum is present shall be necessary for passage of any matter voted upon, except for in connection with the election of the Board Members which is governed by Section
5.1.2 hereof. The presence in person or by proxy of a Partner or Partners representing at least 66% of the then outstanding Interests shall constitute a quorum for the transaction of business at any Partner meeting; provided that business may be conducted at a joint meeting of Partners and holders of General Partner Securities even in the absence of a quorum for the transaction of business at the Partner meeting. The affirmative vote of a Partner or Partners representing at least 66% of the outstanding Interests entitled to be voted at any duly constituted Member meeting at which a quorum is present shall be necessary for passage of any matter voted upon.

          5.4.6 Special meetings of the Partners or holders of General Partner Securities (each a "Special Meeting"), for any purpose or purposes, unless
                    ---------------
otherwise prescribed by statute, may be called by one or more Partner(s) or holders of General Partner Securities representing at least 25% of the then outstanding Interests or General Partner Securities, as the case may be. Written notice stating the place, day and hour of the Special Meeting and the purposes for which the Special Meeting is called, shall be delivered not less than five (5) Business Days before the date of the meeting, in the manner specified in Section 11.10, to each Partner or holder of General Partner Securities, as the case may be, entitled to vote at such Special Meeting.

          5.4.7 At all meetings of Partners or holders of General Partner Securities, a Partner or holder of General Partner Securities, as the case may be, may vote by proxy executed in writing by the Partner or holder of the General Partner Securities, as the case may be, or by his, her or its duly authorized attorney-in-fact. Such proxy shall be filed with the Partnership or the General Partner, as the case may be, before or at the time of the meeting. The Partners or holders of General Partner Securities, as the case may be, may adopt their own rules of procedure which shall not be inconsistent with this Agreement or the Act or the governing law of the jurisdiction of organization of the General Partner. A record shall be maintained of the meetings of the Partners or holders of General Partner Securities. Partners and holders of General Partner Securities, as the case may be, may participate in a meeting by means of a telephone conference call or similar communications equipment which enables all participants in the meeting to hear each other, and participation in a meeting pursuant to this Section 5.4.7 shall constitute presence in person at such meeting. A Partner or holder of General Partner Securities entitled to notice of any meeting of Partners or holders of General Partner Securities, as the case may be, waives notice if before or after the meeting the Partner or holder of General Partner Securities, signs a waiver of notice which is filed with the records of the Partnership or the General Partner, as the case may be, or is present at the meeting in person or by proxy. Each Partner shall have a number of votes on all matters with respect to which Partners have a right to vote equal to such Partner's Percentage Interest on the record date fixed by the Board for the applicable vote (i.e., a Partner with a Percentage Interest of 25.3% shall have the right to cast 25.3 votes on all matters as to which Partners have a right to vote). The record date for any Annual or Special Meeting shall be the date on which notice thereof is given.

     5.5  Officers.
          --------

          5.5.1 Subject to Section 5.2.16, the Board shall appoint employees or other natural persons to hold the positions of chairman of the board ("Chairman"), chief executive officer (the "Chief Executive Officer"), president
  --------                                  -----------------------
(the "President"), treasurer, secretary, and one or more vice presidents (each
      ---------
an "Executive Officer"), with such duties as may be established by the Board,
    -----------------
and may appoint such other Officers as the Board shall determine. Each Executive Officer shall serve in such capacity for both the General Partner and the Partnership. Any natural person may hold two or more offices. The Board may require any Officer to give security for the faithful performance of his or her duties. The Board shall appoint Officers at the meeting of the Board following the Annual Meeting and may appoint additional Officers and fill vacancies at any time. Unless the Board shall otherwise specify, each Officer shall hold office until the meeting of the Board following the next Annual Meeting, and until his or her successor has been elected and qualified, except as hereinafter provided. Subject to any applicable employment agreement between the Partnership or the General Partner and an Officer, the Board may remove any Officer or terminate or limit his or her duties and powers, at any time, with or without cause. Any Officer may resign at any time by giving written notice thereof to the Chief Executive Officer and the Board and any such action shall take effect as a resignation without necessity of further action. Any such resignation shall be applicable to both the Partnership and the General Partner Subject to any applicable employment agreement between the Partnership or the General Partner and an Officer, the Chief Executive Officer may suspend any Officer until the next meeting of the Board.

          5.5.2 Each Officer may delegate to any other Officer and to any official, employee or agent of the Partnership or the General Partner such portions of his or her powers as he or she shall deem appropriate, subject to such limitations and expirations as he or she shall specify, and may revoke such delegation at any time; provided, however, that no Officer shall delegate any responsibilities specifically delegated to such officer by resolution of the Board.

          5.5.3 The Chairman shall preside at all meetings of the Board and shall preside at all meetings of Partners at which the Chairman is present. If the Chairman is not the Chief

Executive Officer, he or she shall, when appropriate, represent the Board in the Board's dealings with the Chief Executive Officer and President, and recommend Board committee membership and chairmen. The Chairman shall have such other powers and perform such further duties as may be assigned to him by the Board. In the event the Chairman of the Board is not the Chief Executive Officer and if the Chief Executive Officer suffers a physical or mental incapacity which prevents such person from fulfilling his duties, the Chairman shall serve as an interim Chief Executive Officer until the Board has determined what actions to take as a result of such incapacity. The Initial Partners agree that the initial Chairman shall be John Fellows.

          5.5.4 The Chief Executive Officer appointed by the Board shall have general and active control of the affairs and business of the Partnership and general supervision of its Officers, officials, employees and agents. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect, and in addition the Chief Executive Officer shall have all the powers and perform all the duties generally appertaining to the office of the chief executive officer of a corporation.

          5.5.5 The President shall have the usual duties of the president of a corporation with general supervision over the direction and affairs of the Partnership. In the exercise of these duties and subject to the limitations of the laws of the State of Delaware, this Agreement and the actions of the Board, the President may appoint, suspend and discharge employees and agents. The President shall also do and perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or by the Board.

          5.5.6 The Secretary shall attend all meetings and keep the minutes of all proceedings of the Partners, the Board and any subcommittees of the Board unless such Board shall have chosen another secretary. He or she shall give notice of all such meetings and all other notices required by law or by this Agreement. The Secretary shall have custody of the seal of the Partnership and shall have power to affix it to any instrument and to attest thereto. He or she shall have care of the record of Partners of the Partnership, which may be kept by any transfer agent or agents under the Secretary's direction. The Secretary shall maintain the records of the Partnership. The Secretary shall have charge of all documents and other records, except those for which some other Officer or agent is properly accountable, and shall generally perform all duties appertaining to the office of secretary of a corporation.

          5.5.7 The Treasurer shall have the care and custody of all of the funds, securities and other valuables of the Partnership, except to the extent they shall be entrusted to other Officers, employees or agents by direction of the Chief Executive Officer, the President or the Board. The Treasurer may hold the funds, securities and other valuables in his or her care in such vaults or safe deposit facilities, or may deposit them in and entrust them to such banks, trust companies and other depositories, all as he or she shall determine with the written concurrence of the President or his or her designee. The Treasurer shall account regularly to the President or his or her designee for all of his or her receipts, disbursements and deliveries of funds, securities and other valuables.

                    The Treasurer, jointly with the President or his or her designee, may designate in writing and certify to any bank, trust Partnership, safe deposit Partnership or other depository the persons (including themselves) who are authorized, singly or jointly as they shall specify in each case, to open accounts in the name of the Partnership with banks, trust companies and other depositories, to deposit funds, instruments and securities belonging to the Partnership, to draw checks or drafts on such accounts in amounts not exceeding the credit balances therein, to order the delivery of securities therefrom, to rent safe deposit boxes or vaults in the name of the Partnership, to have access to such facility and to deposit therein and remove therefrom securities and other valuables. Any such designation and certification shall contain the regulations, terms and conditions applicable to such authority and may be amended or terminated an any time.

                    The Treasurer shall also be the chief financial and accounting officer of the Partnership and shall have control of all its books of account. The Treasurer shall see that correct and complete books and records of account are kept as required by law and this Agreement, showing fully, in such form as the Treasurer shall prescribe, all transactions of the Partnership, and the Treasurer shall require, keep and preserve all vouchers relating thereto for such period as may be necessary or desirable.

                    The Treasurer shall render periodically such financial statements and such other reports relating to the Partnership's business as may be required by the President, the Board or this Agreement. He or she shall generally perform all duties appertaining to the office of comptroller of a corporation.

                    Such powers may also be granted to any other Officer, employee or agent of the Partnership by resolution of the Board or by power of attorney authorized by the Board.

          5.5.8 Subject to Section 5.2 hereof, the Chief Executive Officer or his or her designee may appoint such officials and agents of the Partnership as the conduct of its business may require and assign to them such titles, powers, duties and compensation as he or she shall see fit and may remove or suspend or modify such titles, powers, duties or compensation at any time with or without cause.

     5.6  Personal Services.  No Board Member shall be required to perform
          -----------------
services for the Partnership or the General Partner solely by virtue of being a Board Member. Unless approved by the Board, no Board Member shall be entitled to compensation for services performed for the Partnership or the General Partner. However, upon substantiation of the amount and purpose thereof, the Board Members shall be entitled to reimbursement for expenses reasonably incurred in connection with the activities of the Partnership or the General Partner.

     5.7  Annual Budget; Strategic Plan.  The General Partner shall cause the
          -----------------------------
appropriate Executive Officers to prepare, and submit to the Board, if practical prior to the commencement of each subsequent fiscal year, and in any event prior to February 1 of such year, an annual budget (including a cash flow budget) (the "Annual Budget") which includes a long range strategic plan (including the
 -------------
business plan for the Partnership for such fiscal year) (the "Strategic
                                                              ---------
Plan"). Each
----

Annual Budget and Strategic Plan approved by the Board shall remain operative until amended by the Board or a successor Annual Budget and Strategic Plan has been approved by the Board, and the Partnership shall operate in subsequent years under the most recently approved Annual Budget and Strategic Plan except to the extent that a subsequent Annual Budget and Strategic Plan (or portion thereof) is approved by the Board.

     5.8  Duties of Parties.
          -----------------

          5.8.1 Each Partner by executing this Agreement hereby assumes an obligation of good faith and fair dealing with respect to (a) the implementation of this Agreement and (b) such Partner's dealings with the other Partners in connection with all matters relating to this Agreement.

          5.8.2 The General Partner shall devote such time to the business and affairs of the Partnership as is necessary to carry out the General Partner's duties set forth in this Agreement.

          5.8.3 Subject to Section 11.4, any Partner, Board Member or Officer, and any Affiliate of any of the foregoing, may engage and hold interests in other business ventures of every kind and description for their own account, including, without limitation, business ventures which compete with the business of the Partnership.

                Notwithstanding any provisions of this Agreement or the Act except for Section 11.4:

                (a) each Limited Partner and Board Member, and their respective officers, directors, members, partners and shareholders and the Affiliates and siblings of each of the foregoing, may take any actions or fail to take any actions as officers, directors, shareholders, partners or members of their other permitted business interests without regard to the effect of such actions or failures to act on the Partnership or the other Partners;

                (b) each Limited Partner and Board Member, and each the business interests of such Person, may take advantage of business opportunities which may be of interest both to the Partnership and such Person's other business interests without bringing such opportunity to the Partnership or advising any other Partner or Board Member;

                (c) in voting as a Board Member, a holder of General Partner Securities or Partner on (i) whether the Partnership should enter into a new line of business or (ii) whether a Person should be admitted as a Partner, a Board Member may take into account any adverse effect of the Partnership's taking any such action on the other business interests of such Board Member and his or her Affiliates.

                Each of the Partners acknowledges and agrees that (i) the duty of the Partners and Board Members to disclose information to the Partnership, any Partner or Board

Member shall be governed by Section 5.8.4 and (ii) the standard of knowledge to be applied in determining whether a Person has satisfied his, her or its duty as set forth in this Section 5.8.3 shall be the actual knowledge, after due and reasonable inquiry, of the Partner or Board Member as to the facts and their consequences.

                Each of the Partners further acknowledges and agrees that the fact of participation by a Person or his, her or its Affiliates (including, without limitation, the officers, directors, members, partners and shareholders of such Person and their Affiliates and siblings) in other activities shall not change or be relevant to deciding the burden of proof in any proceeding to determine a Person's compliance with this Section 5.8. Any Partner or Board Member claiming a breach by another Person of his, her or its obligations under this Section 5.8 shall give notice to the other Partner of such alleged breach reasonably promptly upon learning thereof and failure to give such notice shall be deemed to be a waiver of any such breach.

        5.8.4 No Partner or Board Member shall be required to provide, disclose, or otherwise make available to the Partnership or to any other Partner or Board Member any information which is not generally available to the public, unless the non-disclosure of such information is reasonably likely to have an adverse effect on the Partnership or upon a Partner's ability to perform its obligations under this Agreement; provided, however, that notwithstanding the foregoing, a Partner or Board Member shall not be obligated to disclose information which is subject to an obligation of confidentiality owed to a third Person under law, or made in good faith in connection with a bona fide transaction, negotiations or then-existing relationship involving such third Person for purposes which include protecting the legitimate interests of such third Person or an Affiliate of such third Person. Upon reasonable notice to the Partnership, each of the Partners (and, subject to appropriate confidentiality agreements, their respective advisors) shall have full access to all of the books and records of the Partnership, including, without limitation, Partnership information which is not generally available to the public. No Partner or Board Member will reveal or make accessible to any third Person, or use in any way other than as such Partner or Board Member believes, in good faith, to be for the benefit of the Partnership, any Partnership information which is not generally available to the public if the disclosure of such information would be reasonably likely to be adverse to the interests of the Partnership, except when he, she or it does so in the good faith belief that such discussion or use is for the benefit of the Partnership. The parties hereto acknowledge and agree that the covenants and restrictions set forth in this Section 5.8.4 are specifically intended to delineate, define and limit the rights of the Partners under Section 17-305 of the Act.

1.   SECTION 6 - LIABILITY AND INDEMNIFICATION
     -----------------------------------------

     6.1  Liability of Covered Persons.  Except as otherwise provided by the
          ----------------------------
Act or this Agreement, Covered Persons shall not be liable, responsible or otherwise accountable for damages to the Partnership or to any Partner for any action taken or failure to act on behalf of the Partnership, unless such acts or omissions constituted willful misconduct or gross negligence. Notwithstanding the foregoing, the liability of each Limited Partner for the debts and obligations of the Partnership shall be limited in the manner specified in the Act.

     6.2  Indemnification of Covered Persons.  To the extent permitted by
          ----------------------------------
law, the Partnership shall indemnify, defend and hold harmless each Covered Person from and against any and all debts, losses, claims, damages, costs, demands, fines, judgments, contracts (implied and expressed, written and unwritten), penalties, obligations, payments, liabilities of every type and nature (whether known or unknown, fixed or contingent), including, without limitation, those arising out of any lawsuit, action or proceeding (whether brought by a party to this Agreement or by any third party), together with any reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, out-of-pocket expenses and other reasonable costs and expenses incurred in investigating, preparing or defending any pending or threatened lawsuit, action or proceeding) incurred in connection with the foregoing (collectively "Damages") suffered or sustained by such Covered Person by reason
               -------
of any act, omission or alleged act or omission by such Covered Person arising out of such Covered Person's activities taken primarily on behalf of the Partnership, or at the request or with the approval of the Partnership, or primarily in furtherance of the interests of the Partnership; provided, however, that the acts, omissions or alleged acts or omissions upon which such actual or threatened actions, proceedings or claims are based did not constitute willful misconduct or gross negligence.

     6.3  Indemnification Procedure.
          -------------------------

          6.3.1 A party seeking indemnification from the Partnership pursuant to Section 6 (an "Indemnified Party") shall give prompt notice to the
                  -----------------
Partnership of the assertion of any claim, including any claim brought by a third party, in respect of which indemnity may be sought hereunder (a "Claim")
                                                                       -----
and shall give the Partnership such information with respect thereto as the Partnership may reasonably request but no failure to give such notice shall relieve the Partnership of any liability hereunder except to the extent the Partnership has suffered actual prejudice thereby. The Partnership shall have the right, exercisable by written notice (the "Notice") to the Indemnified Party
                                               ------
(which Notice shall state that the Partnership expressly agrees that as between the Partnership and the Indemnified Party, the Partnership shall be solely obligated to satisfy and discharge the Claim) within thirty (30) days of receipt of notice from the Indemnified Party of the commencement of or assertion of any Claim, to assume the defense of such Claim, using counsel selected by the Partnership and reasonably acceptable to the Indemnified Party; provided that the Partnership shall not have the right to assume the defense of a Claim (A) seeking an injunction, restraining order, declaratory relief or other nonmonetary relief against the Indemnified Party (whether or not the Partnership is also named as a party) or (B) if the named parties to any such action (including any impleaded parties) includes both the Indemnified Party and the Partnership and the Indemnified Party shall have been advised by counsel that there are one or more legal or equitable defenses available to the Indemnified Party which are different from those available to the Partnership; in which case such Indemnified Party shall have the right to participate in the defense of a Claim of the type set forth in clause (A) and/or (B) above and all Damages in connection therewith shall be reimbursed by the Partnership. In addition, if the Partnership fails to give the Indemnified Party the Notice complying with the provisions stated above within the stated time period, the Indemnified Party shall have the right to assume control of the defense of the Claim and all Damages in connection therewith shall be reimbursed by the Partnership upon demand of the Indemnified Party. In any event, no party assuming the defense of any Claim shall have the right to compromise or settle any claim for non-monetary relief against the other party or any claim for monetary relief against another party without such party's consent (which consent shall not be unreasonably withheld or denied) unless such monetary relief is paid in full by the settling party.

          6.3.2 If at any time after the Partnership assumes the defense of a Claim any of the conditions set forth above are no longer satisfied, the Indemnified Party shall have the same rights as if clause (A) or (B) above had been satisfied and the Partnership never assumed the defense of such Claim.

          6.3.3 The Partnership or the Indemnified Party, as the case may be, shall in any event have the right to participate, at its own expense, in the defense of any Claim which the other is defending.

          6.3.4 The Partnership, if it has assumed the defense of any Claim in accordance with the terms hereof, shall have the right, upon five (5) Business Days prior written notice to the Indemnified Party, to consent to the entry of judgment with respect to, or otherwise settle such

Claim unless (i) the Claim involves equitable or other non-monetary damages or
(ii) in the reasonable judgment of the Indemnified Party such settlement would have a continuing material adverse effect on the Indemnified Party's business (including any material impairment of its relationships with customers and suppliers). In the case of (i) and (ii) above, such settlement only may be made with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. If the Indemnified Party otherwise assumes the defense of a Claim, it shall have the right to settle such Claim with the consent of the Partnership which consent shall not be unreasonably withheld or delayed. In addition, if consent to the settlement is denied solely because of the provisions of (ii) above, then the Indemnifying Party shall not be liable for Damages in excess of the Damages which would have been paid if consent had been granted to such settlement.

          6.3.5 Whether or not the Indemnifying Party chooses to defend or prosecute any Claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.

          6.3.6 The Partnership may obtain insurance coverage to the extent available on terms approved by the Board.

1.   SECTION 7 - TRANSFER OF INTERESTS
     ---------------------------------

     7.1  Transfers of Interests.
          ----------------------

          7.1.1 No Partner shall, voluntarily or involuntarily, directly or indirectly, Transfer any Interests other than in a Permitted Transfer, pursuant to this Section 7 or to the Partnership; provided, however, that any Transfer to the Partnership shall require the consent of a majority of the Board as well as a majority of the Board Members designated pursuant to clause (i) of Section
5.1.2 and a majority of the Board Members designated pursuant to clause (ii) of
Section 5.1.2. The provisions of this Section 7.1.1 shall apply to each proposed Permitted Transfer (including any subsequent Transfer by a Permitted Transferee), and no Partner shall consummate any Permitted Transfer in violation of the provisions of this Agreement.

          7.1.2 Prior to any proposed Transfer of any Interests by any party hereto, such party shall give written notice to the Partnership and each other party of such party's intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and include any other information required by the provisions of this
Section 7 applicable to such proposed Transfer.

          7.1.3 Notwithstanding the provisions of this Section 7, in the event that a Partner Transfers all or any portion of its Interests to an Affiliate thereof pursuant to clause (a) of the definition of "Permitted Transfer," if such Permitted Transferee thereafter ceases to be an Affiliate of the Partner, such transferring Partner shall cause such Permitted Transferee to

Transfer to it or to another Permitted Transferee of such transferring Partner, all Interests owned by such Permitted Transferee immediately prior to the time such Permitted Transferee ceases to be an Affiliate of the Partner. For purposes of this Agreement, the Advanta Limited Partner shall be deemed to have received its Interests as a result of a Transfer from Advanta Partners LP pursuant to clause (a) of the definition of "Permitted Transfer" and the RMH Limited Partner shall be deemed to have received its Interests as a result of a Transfer from RMH Teleservices, Inc. pursuant to clause (a) of the definition of "Permitted Transfer".

     7.2  Right of First Refusal.  Each Partner shall have the right to
          ----------------------
Transfer for cash all or a portion of its Interests to an unaffiliated third party free of the restrictions imposed by this Agreement; provided, however, that such Partner shall first have offered to sell all of the Subject Securities (as defined below) to the ROFR Offerees (as defined below) in accordance with the following procedures:

          7.2.1 If a Partner shall receive a bona fide offer in writing from an unaffiliated third party (the "Offeror") to purchase for cash Interests in a
                               -------
transaction which is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), which the Partner desires in
                              --------------
good faith to accept (a "Qualifying Offer"), such Partner (the "Selling
                         ----------------                       -------
Partner") shall provide written notice thereof (the "Offer Notice"), within five
-------                                              ------------
(5) Business Days of the Selling Partner's receipt of the Qualifying Offer, to the Partnership or its designee (not a Partner) (each a "Partnership Offeree")
                                                         -------------------
and each Partner owning a Percentage Interest of twenty percent (20%) or more, or its designee, (a "Partner Offeree", and together with the Partnership
                     ---------------
Offeree, the "ROFR Offerees"), setting forth the name and address of the
              -------------
proposed purchaser, the number and type of Interests proposed to be sold (the "Subject Securities"), the cash purchase price for the Interests, and all other
-------------------
terms and conditions of the proposed transaction. The receipt of such notice by the ROFR Offerees shall constitute an offer by the Selling Partner to sell to the ROFR Offerees all or part of the Subject Securities at the price per share set forth in the Qualifying Offer (the "ROFR Offer"). Such offer shall be
                                        ----------
irrevocable and may be accepted for a period of twenty (20) Business Days (the "Offer Period") following receipt of such notice by the ROFR Offerees.
 ------------

          7.2.2  If any ROFR Offeree (the "Accepting ROFR Offeree") elects to
                                           ----------------------
accept the ROFR Offer for any or all of the Subject Securities, such ROFR Offeree shall deliver written notice of its agreement to acquire Subject Securities and the number of Interests it agrees to acquire, and deliver a copy of such notice to each of the Selling Partner and the other ROFR Offeree(s); provided, however, that the Partner Offerees shall have the right to purchase any or all of the Interests offered pursuant to the ROFR Offer prior to the right of the Partnership Offeree. Accordingly, if any of the Partner Offerees is an Accepting ROFR Offeree and elects to accept the ROFR Offer for less than all of the Subject Securities offered pursuant to the ROFR Offer, the Partnership Offeree shall be entitled to purchase any or all of the Subject Securities offered pursuant to the ROFR Offer and not accepted for purchase by the Partner Offerees (which right as among the Partner Offerees shall be allocated on a pro rata basis in accordance with the Percentage Interests of each such Partner Offeree). Unless otherwise agreed by the Selling Partner and the ROFR Offerees, the price for the Subject Securities shall be payable in cash.

          7.2.3 The closing of the purchase of all Subject Securities to be purchased by the ROFR Offerees shall take place at the offices of the Partnership on a date to be determined under Section 7.5.3. If the ROFR Offerees do not exercise their options to purchase all of the Subject Securities within the periods described in Section 7.2, then all options of the ROFR Offerees to purchase the Subject Securities, whether exercised or not, shall terminate and the ROFR Offer shall be deemed to have been rejected in full.

          7.2.4 If (i) the ROFR Offer is rejected either by notice or by failure to accept the ROFR Offer during the Offer Period or such offer is partially rejected by the ROFR Offerees' acceptance, in the aggregate, of the ROFR Offer with respect to only a portion of the Subject Securities, or (ii) the purchase of the Subject Securities is not consummated within the period set forth in Section 7.5.3 for any reason other than a breach by the Selling Partner of any of its covenants, representations or warranties that are a condition to consummation of such purchase, then the Selling Partner shall have the right, subject to Section 7.3 below, at any time during the sixty-day period beginning on the day following the last day of the Offer Period, to enter into a binding agreement to sell all of the Subject Securities pursuant to this Section 7.2 to an unaffiliated third party on terms and conditions no less favorable in the aggregate to the Selling Partner than those set forth in the Offer Notice, and thereafter (within the period specified below in this Section 7.2.4) to sell all of such Subject Securities to such third party pursuant to such agreement. If the Selling Partner does not enter into such an agreement during such sixty-day period, or does not close the sale thereunder within 120 days from the day following the last day of the Offer Period (subject to extension for a maximum of 60 additional days to the extent required to obtain all required governmental, regulatory and other unaffiliated third party consents and approvals, provided the Selling Partner and the third party purchaser are each using commercially reasonable efforts to obtain such consents and approvals), the procedure set forth above with respect to the Offer Notice shall be repeated with respect to any subsequent proposed Transfer of Partnership Securities by the Selling Partner.

     7.3  Co-Sale.
          -------

          7.3.1 If (i) a Partner or a group of Partners receives a bona fide offer in writing from an unaffiliated third party (the "Co-Sale Offeror") to
                                                        ---------------
purchase from such Partner or group of Partners for cash Interests constituting more than 5% of the Interests outstanding which he, she or it desires in good faith to accept (a "Co-Sale Offer"), and (ii) the ROFR Offer with respect to
                    -------------
such Interests is rejected or deemed to be rejected in full or in part in accordance with Section 7.2.4, then the Partnership shall provide written notice (the "Co-Sale Notice") to all other Partners of the number and type of
      --------------
securities proposed to be sold (the "Co-Sale Subject Securities"), the cash
                                     --------------------------
purchase price of the Interests, the name and address of the Co-Sale Offeror and all other terms and conditions of the proposed transaction. A Co-Sale Notice may be delivered concurrently with the corresponding Offer Notice, in which case the making of the Co-Sale Offer shall be conditioned upon the rejection or deemed rejection of the applicable ROFR Offer.

          7.3.2 Each other Partner may within twenty (20) Business Days of delivery of the Co-Sale Notice (the "Co-Sale Offer Period"), notify the
                                     --------------------
Partnership of its desire to participate in the sale of the Co-Sale Subject Securities on the terms set forth in the Co-Sale Notice, and the number of Partnership Securities it proposes to sell (such Partner a "Participating
                                                            -------------
Partner").
-------

          7.3.3 The Partnership shall promptly, upon expiration of the Co-Sale Offer Period, notify the selling Partner or group of selling Partners of the aggregate number of Co-Sale Subject Securities the Participating Partners wish to sell. The selling Partner or group of selling Partners shall then use his, her or its reasonable efforts to interest the Co-Sale Offeror in purchasing, in addition to the Co-Sale Subject Securities, the Interests the Participating Partners wish to sell. If the Co-Sale Offeror does not wish to purchase all of the Interests made available by the selling Partner or group of selling Partners and the Participating Partners, then the selling Partners and the Participating Partners shall be entitled to sell, at the price and on the terms and conditions set forth in the Co-Sale Notice, a portion of the Interests being sold to theCSale Offeror, in the same proportion as the respective number of Interests owned by the selling Partners or group of selling Partners and each Participating Partner bears to the aggregate number of Interests owned by the selling Partner or group of Selling Partners and the Participating Partners.

          7.3.4 If the Participating Partners do not elect to sell the full number of Interests which they are entitled to sell pursuant to Section 7.3.1, the selling Partners or group of selling Partners shall be entitled to sell to the Co-Sale Offeror, according to the terms set forth in the Co-Sale Notice, that number of his or its own Interests which equals the difference between the number of Interests desired to be purchased by the Offeror and the number of Interests the Participating Partners wish to sell. If the selling Partner or group of selling Partners wishes to Transfer any such Interests at a price which differs from that set forth in the Co-Sale Notice, upon terms different from those previously offered to the Partnership and the Partners, or more than sixty days after the expiration of the Co-Sale Offer Period, as a condition precedent to such transaction, such Interests must first be offered to the Partnership and the Partners on the same terms and conditions as given the Co-Sale Offeror, and in accordance with the procedures and time periods set forth above.

     7.4  Drag-Along Right.  If one or more Partners ("Drag-Along Sellers")
          ----------------                             ------------------
propose to Transfer (and as a result of such Transfer, a change in beneficial ownership of Interests would result) in a sale consummated in a single Transfer or a series of related Transfers to a single purchaser or a group of purchasers (which may include a Partner) ("Drag-Along Buyer") all but not less than all of
                                ----------------
the Interests held by such Sellers, and such Interests, together with all other Interests owned by the Drag-Along Buyer and the Drag-Along Buyer's Affiliates (on a fully diluted basis) represent 65% or more of the then outstanding Interests, then such Drag-Along Sellers shall have the right ("Drag-Along
                                                               ----------
Right"), but not the obligation, to cause each of the other Partners ("Other
-----                                                                  -----
Partners") to tender to Drag-Along Buyer for purchase, at the same price and on
--------
the same terms and conditions as apply to such Drag-Along Sellers (including, without limitation, indemnification obligations and escrow requirements, if any), all of the Interests held by such Other Partners; provided, however, that the Drag-Along Sellers shall have the Drag-

Along Right if and only if Advanta Partners LP has consented thereto if Advanta Partners LP is an Eligible Partner and RMH Teleservices, Inc. has consented thereto if RMH Teleservices, Inc. is an Eligible Partner. A determination by the Drag-Along Sellers to exercise the Drag-Along Rights shall be made based upon a written notice to do so ("Drag-Along Notice") executed by the Drag-Along Sellers
                          -----------------
and delivered to the Board and all Partners. Each Drag-Along Notice shall set forth (i) the name of the Drag-Along Buyer to which the Drag-Along Sellers propose to Transfer Interests, (ii) the address of the Drag-Along Buyer, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by the Drag-Along Buyer, and any other material terms pertaining to the Transfer ("Drag-Along Buyer Terms") and (iv) that the Drag-Along Buyer
                  ----------------------
has been informed of the rights provided in this Section 7.4 and has agreed to purchase Interests in accordance with the terms hereof. The Drag-Along Notice shall be given at least thirty (30) days before settlement of the proposed Transfer. Upon the giving of a Drag-Along Notice, each Other Partner shall be entitled and obligated to sell all of their Interests to Drag-Along Buyer on the Buyer Terms; neither the Sellers nor any Other Partner shall be obligated to consumate the sale of any Interests if the Buyer does not purchase all Interests which the Partners are entitled to sell pursuant thereto.

     7.5  Purchases and Sales of Interests pursuant to Section 7.
          ------------------------------------------------------

          7.5.1 In connection with any purchase and sale of Interests hereunder, each seller of Interests shall deliver to each purchaser thereof a certificate, executed by or on behalf of such seller, in which such seller shall represent and warrant to such purchaser as of the closing date of such transaction as follows:

                 7.5.1.1 (A) If an entity, such seller is such an entity validly existing and in good standing under the laws of the state of its organization and (B) such seller has good title to, and the full power and authority to sell, transfer and assign to the purchaser all of its right, title and interest in and to, such Interests;

                 7.5.1.2 there are no consents, approvals, or authorizations required under any law, rule, regulation, agreement, or instrument applicable to the seller (other than such as have previously been obtained and are in full force and effect as of such closing date) required in order to consummate its sale of such Interests to the purchaser (other than any consents, approvals, or authorizations required to be obtained by the purchaser in connection with such purchase); and

                 7.5.1.3 immediately after the sale, Transfer, and assignment thereof, such purchaser will have good title to such Interests free and clear of all liens, claims or encumbrances (other than any arising pursuant to this Agreement or under state or federal securities laws or created by the purchaser or arising by reason of its purchase or ownership of such Interests).

          7.5.2 In connection with any purchase and sale of Interests hereunder between any Partner and any ROFR Offeree or Drag-Along Buyer, each purchaser of Interests shall deliver to each seller thereof a certificate, executed by or on behalf of such purchaser, in which such purchaser shall represent and warrant to such seller as of the closing date of such transaction as follows:

                 7.5.2.1 (A) If an entity, such purchaser is such an entity validly existing and in good standing under the laws of the state of its organization and (B) such purchaser has the full power and authority to purchase, acquire and accept from the seller all of its right, title, and interest in and to such Interests; and

                 7.5.2.2 there are no consents, approvals, or authorizations required under any law, rule, regulation, agreement or instrument applicable to such purchaser (other than such as have previously been obtained and are in full force and effect as of such closing date) required in order to consummate its purchase of such Interests from such seller (other than any consents, approvals, or authorizations required to be obtained by such seller in connection with such sale).


          7.5.3 Unless otherwise provided herein, the closing of the purchase and sale of such Interests shall be held on the fifth Business Day following satisfaction of all conditions (including any financing condition) to such closing, but in no event later than 120 days following the date that the total number of shares of Interests such Person is obligated to purchase is finally determined; provided, however, that such 120-day period shall be extended for up to an additional 60 days in order to obtain any consent, approval, or authorization or any expiration of a waiting period, which consent, approval, authorization or expiration is a condition to the closing of such purchase and sale. The obligation of each party to effect such purchase and sale shall be conditioned (satisfaction of which may not be waived by any party thereto without the consent of the other parties thereto) upon the receipt of any and all consents, approvals, or authorizations of any governmental or regulatory entities or other third parties, and the expiration or termination of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the consummation of such purchase and sale contemplated. Each party to such transaction shall use its commercially reasonable efforts to cause the satisfaction of such condition.

          7.5.4 At the applicable closing, each purchaser of Interests shall deliver to each seller thereof in cash, or by certified check or wire transfer of immediately available funds to the account specified by such seller, or such other form of consideration as may be applicable, an amount equal to the purchase price of the Interests to be purchased by such purchaser from such seller. Concurrently therewith, if Interests are evidenced by certificates, each seller shall deliver to each purchaser a certificate or certificates representing the Interests to be sold by such seller to such purchaser, duly endorsed for transfer or accompanied by duly executed powers, with all requisite transfer tax stamps affixed, and such Interests shall be free and clear of all liens, claims, and encumbrances (except as otherwise provided herein and except for restrictions on resales under applicable securities laws) and all title to, and all rights and privileges of ownership in, all such Interests shall immediately vest in such purchaser. At the applicable closing, each seller shall also deliver to each purchaser, and each purchaser shall deliver to each seller, the certificates required pursuant to Sections 7.5.1 and 7.5.2, and each seller shall deliver to each purchaser such other certificates and documents as such purchaser may reasonably request.

     7.6  Compliance with Securities Laws.  The Partners acknowledge and
          -------------------------------
confirm that the Interests held by them may constitute securities and that the Interests have not been registered under any federal or state securities laws by virtue of exemptions from the registration provisions thereof or otherwise, and consequently cannot be sold except pursuant to appropriate registration or exemption from registration as applicable. No transfer or assignment of all or any part of the Interests of a Partner (except a transfer upon the death, incapacity or Bankruptcy of a Partner to his personal representative and beneficiaries), including, without limitation, any transfer of a right to distributions, profits and/or losses to a Person, whether or not such Person becomes a Partner, may be made unless the Partnership is provided with an opinion of counsel acceptable to the Board (both as to the identity of the counsel and the substance of the opinion) to the effect that such transfer or assignment (a) may be effected without registration of the Interests under the Securities Act, and (b) does not violate any applicable federal or state securities laws (including any investment suitability standards) applicable to the Partnership or the transferee. In no event may any Partner who is a Pennsylvania resident sell all or any portion of such Partner's Interests within 12 months after the date of purchase thereof if such sale would be violative of the provisions of Section 203(d)(i) of the Pennsylvania Securities Act of 1972, as amended.

     7.7  Transfers are Void.  Any Transfer attempted in violation of the
          ------------------
provisions contained in this Section 7 shall be deemed null and void and of no effect, the Partnership being hereby authorized not to acknowledge and, to the extent applicable, not register the Transfer in the relevant books of the Partnership.

1.   SECTION 8 - BUY-SELL PROCEDURES
     -------------------------------

     8.1  Buy-Sell Notice.  At any time after the fourth anniversary of the
          ---------------
Effective Date, a notice ("Buy-Sell Notice") may be given by either Advanta
                           ---------------
Partners LP (provided that the Advanta Limited Partner is an Eligible Partner at the time of notice) or RMH Teleservices, Inc. (provided that the RMH Limited Partner is an Eligible Partner at the time of notice) (the "Initiating Partner")
                                                            ------------------
to the other (the "Receiving Partner") and to the Partnership pursuant to the
                   -----------------
notice provisions of Section 11.10 which states that the Partner giving the notice intends to sell all of such Partner's Interests pursuant to this Section 8.

     8.2  Rights Following Buy-Sell Notice.  Promptly following receipt by
          --------------------------------
the Partnership of the Buy-Sell Notice, each of Advanta Partners LP and RMH Teleservices, Inc. shall engage on its behalf an independent investment banking firm of national standing and reputation to determine the fair market value of the equity of the Partnership as a going concern, taken as a whole, reflecting the sale of 100% of the outstanding equity of the Partnership, on a fully diluted basis, in a single transaction to a single purchaser. The Partnership, Advanta Partners LP and RMH Teleservices, Inc. will cooperate with each of the independent firms, including, without limitation, prompt compliance with all reasonable requests by the independent firms for information, papers, books, records and the like. Each of Advanta Partners LP and RMH Teleservices, Inc. will instruct the independent firm which it engaged to deliver, within thirty
(30) days following receipt by the Partnership of the Buy-Sell Notice, its report which shall specify the fair market value of the equity of the Partnership and the basis for such determination. If the fair market values so determined by the two independent firms do not differ by more than ten percent (10%), then the fair market value of the equity of the Partnership shall be deemed to equal the arithmetic average of the values so determined by the two independent firms. If such fair market values differ by more than ten percent (10%), then the independent firms shall promptly designate a third independent investment banking firm of national standing and reputation (the "Independent Firm") to determine the fair market
                              ----------------
value of the equity of the Partnership as a going concern, taken as a whole, reflecting the sale of 100% of the outstanding equity of the Partnership, on a fully diluted basis, in a single transaction to a single purchaser. The Independent Firm shall be instructed to select either the fair market value determined by the independent firm engaged by RMH Teleservices, Inc. or the fair market value determined by the independent firm engaged by Advanta Partners LP as the value which most closely approximates the correct fair market value. The Partnership, Advanta Partners LP and RMH Teleservices, Inc. shall use their best efforts to cause the Independent Firm to render its decision as soon as is reasonably practicable, including, without limitation, prompt compliance with all reasonable requests by the Independent Firm for information, papers, books, records and the like. The Independent Firm shall deliver its report which shall specify the fair market value of the equity of the Partnership and the basis for such determination to the Board, Advanta Partners LP and RMH Teleservices, Inc. Each of Advanta Partners LP and RMH Teleservices, Inc. shall bear all fees, costs, disbursements and other expenses of the independent firm engaged by it and the Partnership shall bear all fees, costs, disbursements and other expenses of the Independent Firm.

          Within ten (10) Business Days after the fair market value of the Partnership's equity has been determined as set forth above, the Receiving Partner shall give notice to the Initiating Partner stating that (i) the Receiving Partner elects to purchase the Initiating Partner's Interests for a cash purchase price equal to the product of the Initiating Partner's Percentage Interest times the valuation established by the Independent Firm or (ii) the Receiving Partner offers to sell its Interests in the Partnership to the Initiating Partner for a cash purchase price equal to the product of the Receiving Partner's Percentage Interest times the valuation established by the Independent Firm. A failure of the Receiving Partner to give such notice in a timely manner shall be deemed to be an election by the Receiving Partner to sell its Interests in the Partnership to the Initiating Partner for a cash purchase price equal to the product of the Receiving Partner's Percentage Interest times the valuation established by the Independent Firm. If the Receiving Partner elects, or is deemed to have elected, to offer to sell its Interests in the Partnership to the Initiating Partner for a cash purchase price equal to the product of the Receiving Partner's Percentage Interest times the valuation established by the Independent Firm, the Initiating Partner shall have ten (10) Business Days to accept or refuse such offer. If the Initiating Partner elects not to purchase the Interests of the Receiving Partner or fails to give notice to the Receiving Partner in a timely manner, the Initiating Partner and the Receiving Partner shall be deemed to have elected to seek to sell the Partnership to a third party for the highest price reasonably available.

          In the event that the Receiving Partner's Interests are to be purchased by the Initiating Partner or the Initiating Partner's Interests are to be purchased by the Receiving Partner, pursuant to the foregoing paragraph, then the closing of the purchase and sale shall be held no later than 60 days after the notice accepting the offer to sell has been received by the buyer; provided, however, that such 60-day period shall be extended for up to an additional 60 days in order to obtain any consent, approval, or authorization or any expiration of a waiting period, which consent, approval, authorization or expiration is a condition to the closing of such purchase and sale. The obligation of each party to effect such purchase and sale shall be conditioned (satisfaction of which may not be waived by any party thereto without the consent of the other parties thereto) upon the receipt of any and all consents, approvals, or authorizations of any governmental or regulatory entities or other third parties, and the expiration or termination of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the consummation of such purchase and sale contemplated. Each party to such transaction shall use its best efforts to cause the satisfaction of such condition. The closing shall be conducted in accordance with the provisions of Section 7.5.4.

          In the event that the Receiving Partner or the Initiating Partner has elected, or has been deemed to have elected, to sell the Partnership to a third party for the highest price reasonably available, the Board shall promptly take all reasonable steps necessary to cause the Partnership to be sold to a third party for the highest price reasonably available. Advanta Partners LP and RMH Teleservices, Inc. shall use their commercially reasonable efforts to effect such sale.

1.   SECTION 9 - DISSOLUTION, LIQUIDATION, TERMINATION AND CONVERSION OF THE
     -----------------------------------------------------------------------
     PARTNERSHIP
     -----------

     9.1  Events of Dissolution.  The business of the Partnership shall be
          ---------------------
continued by the Partners pursuant to this Agreement and no Partner shall be released or relieved of any duty or obligation hereunder by reason thereof; provided, however, that the business of the Partnership shall be terminated, its affairs wound up and its property and assets distributed if any of the following occur:

          9.1.1 upon the written agreement of seventy five percent (75%) of the outstanding Interests and the General Partner;

          9.1.2 upon the occurrence of an Involuntary Withdrawal of the General Partner, unless the remaining Partners, within ninety (90) days after the event or occurrence of the Involuntary Withdrawal, unanimously elect to continue the business of the Partnership pursuant to the terms of this Agreement and elect and new General Partner;

          9.1.3  upon the entry of a decree of judicial dissolution under
Section 17-802 of the Act; or

          9.1.4 upon the sale or other disposition of all or substantially all of the assets of the Partnership.

     9.2  Winding up of Affairs.  As expeditiously as possible following the
          ---------------------
occurrence of an event giving rise to a termination of the business of the Partnership pursuant to Section 9.1, the Board shall wind up the affairs of the Partnership, liquidate the assets of the Partnership and distribute to the Partners all the proceeds of such liquidation in accordance with Section 9.4.

     9.3  Filing of Certificate of Cancellation.  If the Partnership is
          -------------------------------------
dissolved, the Board shall promptly file Certificate of Cancellation pursuant to
Section 17-203 of the Act with the Office of the Secretary.

     9.4  Distributions in Liquidation.  Distributions in connection with the
          ----------------------------
liquidation of the Partnership shall be made, after establishing a reserve for any contingent liabilities of the Partnership and after payment of the reasonable expenses incurred in dissolution and termination and payment to creditors of the Partnership (including, without limitation, RMH Teleservices, Inc. in respect of trade credit as provided in Schedule 3.1 and excluding
                                               ------------
secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of the Partnership's property or assets), pursuant to Section 4.1.2.

     9.5  Claims of the Partners.  The Partners shall look solely to the
          ----------------------
Partnership's assets for the return of their Capital Contributions, and if the assets of the Partnership remaining after payment of or due provision for all debts, liabilities and obligations of the Partnership are insufficient to return such Capital Contributions, the Partners shall have no recourse against the Partnership or any Board Member, other Partner or any Affiliate of any of the foregoing Persons. No Partner with a negative balance in such Partner's Capital Account shall have any obligation to the Partnership, any Board Member or to the other Partners or to any creditor or other Person to restore such negative balance upon dissolution or termination of the Partnership or otherwise.

     9.6  Conversion of the Partnership.  The Initial Partners acknowledge
          -----------------------------
and agree that it is anticipated that the Partnership will be converted into a corporate form so that an initial public offering of securities of the corporation registered under the Securities Act of 1933 may be consummated. Accordingly, at such time as shall be determined by the Board, the Partnership shall be converted into a corporate entity by a merger, consolidation, disposition of all or substantially all of its assets, or otherwise. Such successor corporation shall have the name 365biz.com, Inc. or such other name as the Board shall determine. Upon the conversion of the Partnership to a corporate form, the Interests shall be converted into shares of common stock of the successor corporation on a pro rata basis, and the successor corporation and Partners shall inter into a Stockholders' Agreement which incorporates the management provisions and the restrictions on transfer of the shares of common stock which are substantially similar to the provisions of this Agreement.

1.   SECTION 10 - BOOKS, RECORDS, ACCOUNTING AND CERTAIN OTHER TAX MATTERS
     ---------------------------------------------------------------------

     10.1 Bank Accounts.  All funds of the Partnership shall be deposited in a
          -------------
bank account or accounts opened in the Partnership's name. The President or his or her designee, together with the Treasurer, shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

     10.2 Books and Records.  During the term of existence of the
          -----------------
Partnership, the Board shall cause the Treasurer to keep complete and accurate books and records of account of the Partnership and supporting documentation of the transactions with respect to the conduct of the Partnership's business. The books and records of account shall be maintained in accordance with generally accepted accounting principles and shall be available at the Partnership's principal office for examination by any Partner or the Partner's duly authorized representative for any purpose reasonably related to such Partner's Interest in the Partnership at any and all reasonable times during normal business hours. The Partnership will maintain the following records, among others, in addition to the books and records of account, which shall also be available for examination as described above, at its principal office:

          10.2.1 A current list of the full name and last known business address of each Partner;

          10.2.2 A copy of the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which such Certificate of Formation have been executed;

          10.2.3 Copies of the Partnership's federal, foreign, state and local income tax returns and reports, if any, for the three most recent years;

          10.2.4  Copies of this Agreement including all amendments thereto;

          10.2.5 Any financial statements of the Partnership for the three most recent fiscal years of the Partnership;

          10.2.6 To the extent available, interim financial statement of the Partnership for all periods since the most recent fiscal year end;

          10.2.7  A record of the Capital Account of each Partner;

          10.2.8 A writing or other data compilation from which information can be obtained through retrieval devices into reasonable usable form setting forth the following:

                    (i) the amount of cash and a description and statement of the agreed value of the other property or services contributed by each Partner and which each Partner has agreed to contribute;

                    (ii) the times at which or events on the happening of which any additional Capital Contributions agreed to be made by any Partner are to be made;

                    (iii) any right of a Partner to receive, or of the Partnership to make, distributions to a Partner whether or not such distributions include a return of all or any part of the Partner's Capital Contribution; and

                    (iv) any events upon the happening of which the Partnership is to be dissolved and its affairs wound up.

     10.3 Fiscal Year.  The fiscal year of the Partnership shall be the
          -----------
twelve months ending December 31. A fiscal quarter shall be a period of three months ending on the last day of the fiscal year and on the last day of March, June and September, respectively. The Board by unanimous vote may change the fiscal year of the Partnership.

     10.4 Reports.  The Treasurer shall be responsible for the preparation of
          -------
financial reports of the Partnership and the coordination of financial matters of the Partnership with the Partnership's accountants. The Treasurer shall make available to the Board Members within fifteen (15) Business Days of the end of each month (other than the last month of the Partnership's fiscal year) the following financial statements:

          (i) a balance sheet of the Partnership as of the last day of the month;

          (ii) a statement of income or loss of the Partnership for such month and for the entire fiscal year through the end of the month and the comparable figures as set forth in the then effective Annual Budget;

          (iii) a statement of the Partnership's cash flow for such month and for the entire fiscal year through the end of the month and the comparable figures as set forth in the then effective Annual Budget; and

          (iv) a schedule of distributions to the Partners and allocations of Net Income or Net Loss during such month and during the entire fiscal year through the end of such month.

     The monthly financial statements provided for above need not be reviewed or audited by the Partnership's independent certified public accountants, but shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis.

     As soon as practicable after the close of each fiscal year of the Partnership, the Treasurer shall cause to be prepared a financial report of the Partnership for such fiscal year, including a balance sheet as of the last day of such fiscal year, a statement of income and loss of the Partnership for the fiscal year and a statement of the Partnership's cash flow for the fiscal year (including in each case the comparable figures as set forth in the Annual Budget for such fiscal year), and a schedule of distributions to the Partners and allocations of Net Income or Net Loss during the fiscal year. Such balance sheet, statement of income and loss, and statement of cash flow shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis and shall be audited in accordance with generally accepted auditing standards by the Partnership's firm of independent public accountants. The cost thereof shall be borne by the Partnership. Such annual financial reports of the Partnership shall be promptly (but in no event later than one hundred and twenty (120) days after the end of the fiscal year) transmitted to each Partner. In addition, the Treasurer shall prepare and distribute, or cause to be prepared and distributed, a Schedule K-1 to each Partner as promptly as practicable after each calendar year end.

     10.5 Tax Matters.
          -----------

          10.5.1 The General Partner shall serve as the tax matters partner (the "Tax Matters Partner") within the meaning of Section 6231 of the Code. Other than as provided in Section 10.5.4, the Tax Matters Partner shall represent the Partnership on behalf of the Partners in connection with all administrative and judicial proceedings with respect to Partnership affairs involving or resulting from examinations by any and all federal, state or other tax authorities (including, but not limited to, examinations by the Internal Revenue Service), and may expend Partnership funds for reasonable professional services and costs in connection therewith as he deems advisable and necessary; provided, however, that, except as otherwise provided in this Agreement or by law, the Tax Matters Partner does not assume any obligations or responsibilities with respect to the foregoing. Any Partner other than the Tax Matters Partner who wishes to participate in the administrative proceedings at the Partnership level may do so, but any legal, accounting or other expenses incurred by such Partner in connection therewith shall be borne by such Partner. The Tax Matters Partner shall promptly take such action as may be necessary to cause each Partner to become a "notice partner" within the meaning of Section 6231(a)(8) of the Code. The Tax Matters Partner shall furnish to each Partner a copy of all notices or other written communications received by the Tax Matters Partner from the Internal Revenue Service (except such notices or communications as are sent directly to the Partner by the Internal Revenue Service). The Tax Matters Partner shall give to Partners prompt written notice upon receipt of advice that the Internal Revenue Service or any other taxing authority intends to examine any Partnership tax return or the books and records of the Partnership. In acting in its capacity as Tax Matters Partner, the General Partner shall at all times act reasonably and in good faith, taking into account the interests of all Partners. The Partnership and the Partners hereby severally agree to indemnify and hold harmless the Tax Matters Partner from and against any claim, loss, expense, liability, action or damage resulting from his acting or failing to take any action in his capacity as the Tax Matters Partner, provided that any such action or failure to act was not willful misconduct.

          10.5.2 Each of the Partners, on the one hand, and the Partnership, on the other hand, agree to furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance as is reasonably necessary for the preparation and filing of any return, claim for refund or other required or optional filings relating to Tax matters, for the preparation for and proof of facts during any Tax audit, for the preparation for any Tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters and for the answer to any governmental or regulatory inquiry relating to Tax matters.

          10.5.3 Each tax return and any other statement to be filed by the Partnership with the Internal Revenue Service or any other taxing authority shall be prepared by the accountants (including outside accountants) for the Partnership, whose expenses shall be borne by the Partnership. Draft copies of each such return and statement shall be distributed to the Partners not later than fifteen (15) days before the date on which the same is required to be filed.

          10.5.4 The General Partner shall represent the Partnership on behalf of the Partners in connection with all administrative and judicial proceedings against the Partnership involving or resulting from examinations by any and all federal, state or other tax authorities.

1.   SECTION 11 - MISCELLANEOUS TERMS AND CONDITIONS
     -----------------------------------------------

     11.1 Dispute Resolution.  If a dispute arises between the parties in
          ------------------
connection with this Agreement or any document or instrument delivered in connection herewith, or a disagreement regarding the interpretation of any provision hereof or thereof (a "Dispute"), the parties shall use the procedure set forth herein in good faith prior to any party pursuing other available judicial or nonjudicial remedies. A meeting shall be held between the parties within ten (10) Business Days after any party gives written notice of a Dispute to the other party. The meeting shall be attended by a representative of each party having decision making authority regarding the Dispute (subject to Board of Directors, or equivalent approval, if required), to attempt in good faith to negotiate a resolution of the Dispute. If no such resolution is negotiated, the matter shall be resolved by arbitration in the City of Philadelphia before a single arbitrator under JAMS/Endispute's Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration; provided, however, that any disputes relating to Sections 3.2.2, 3.6, 7.2, 7.3,
7.4 and 8.2 shall be subject to the provisions of JAMS/Endispute's
Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. Notwithstanding the foregoing, the arbitrator shall, to the extent necessary, modify the applicable arbitration rules and procedures to provide for fair and adequate discovery to be permitted to the parties to the Dispute under the circumstances, including, without limitation, the number of depositions to be permitted and access to reports, documents and other information of experts and others. Without limiting the foregoing, the parties to the arbitration shall, in a timely manner, provide each other with copies of all documents in their possession and control which are to be presented in the proceedings and identify all witnesses and experts they intend to have testify or upon which they will rely. The arbitrator's award shall be in writing and shall set forth the findings of fact and conclusions of law upon which the finding is based. If at any time JAMS/Endispute or the applicable arbitration rules and procedures shall cease to exist, the parties shall negotiate in good faith to provide for appropriate substitutes and make any necessary modifications to this Section 11.1.

     11.2 Power of Attorney.  Each Limited Partner hereby irrevocably
          -----------------
constitutes and appoints the General Partner its true and lawful attorney-in-fact, with full power of substitution, and with such General Partner having full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices, such certificates, instruments and documents as may be necessary or appropriate to carry out the provisions of this Agreement or effectuate any action taken by or on behalf of the Partnership, including, but not limited to:

          (a) all certificates and other instruments (including, without limitation, counterparts of this Agreement and the Partnership's Certificate of Limited Partnership and fictitious name certificates), and any amendment thereof, which the General Partner deems appropriate to qualify or continue the Partnership as a limited partnership in the jurisdictions in which the Partnership may conduct business or to comply with any applicable law or regulation;

          (b) all instruments which the General Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement; and

          (c) all conveyances and other instruments which the General Partner deems appropriate to reflect the dissolution and termination of the Partnership.

     11.3 Survival of Power of Attorney.  The appointment by all Limited
          -----------------------------
Partners of the General Partner as attorney-in-fact shall be deemed to be powers coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership and shall, to the fullest extent permitted by applicable law, survive the Bankruptcy, death or incompetence of any Partner hereby giving such power and the Transfer of all or any part of the Interest of such Partner; provided, however, that in the event of the Transfer by a Limited Partner of all or any part of its Interest, the foregoing power of attorney of the Transferor Limited Partner shall survive such Transfer only until such time, if any, as the Transferee shall have been admitted to the Partnership as a substitute Limited Partner and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

     11.4 General Partner.  The General Partner hereby covenants and agrees
          ---------------
as follows: (a) the General Partner will not engage in any business or other activity other than activities in connection with the management of the Partnership; (b) no General Partner Securities will be issued to, and the records of the General Partner will not reflect the ownership of General Partner Securities by, any Person unless such Person agrees to be bound by the provisions of this Agreement applicable to holders of General Partner Securities and executes a counterpart of this Agreement reflecting such agreement; and (c) the Certificate of Incorporation and By-laws, limited liability company operating agreement or other organizational documents of the General

Partner shall at all times contain provisions consistent with, and require that the General Partner complies with, the provisions of this Agreement.

     11.5 Appraisal.  Except as otherwise set forth herein, in the event that
          ---------
a determination of the fair market value of the Partnership's assets is required for purposes of this Agreement, such value, if not otherwise agreed upon by the Partners, shall be determined by a firm of recognized national standing in appraising chosen by the Partnership's independent auditors. Any valuation made pursuant to this Section 10.2 shall be at the sole expense of the Partnership and shall be submitted to the Partners as promptly as reasonably practicable.

     11.6 Confidentiality.  Each Partner agrees that he will not at any time
          ---------------
make any independent use of, or disclose to any other person (except as authorized by the Partnership) any Confidential Information. Confidential Information will not include (a) information that becomes known to the public generally through no fault of the Partner, (b) information required to be disclosed by law or legal process or the order of any governmental authority under color of law, provided, that, to the extent practicable, prior to disclosing any information pursuant to this clause (b), the Partner will give prior written notice thereof to the Partnership and provide the Partnership with the opportunity to contest that requirement, or (c) information the Partner reasonably believes is required to be disclosed in connection with the defense of a lawsuit against the Partner or in connection with any proceeding between the Partner and the Partnership. In the event of a breach or threatened breach by any Partner of the provisions of this Section 11.6 with respect to any Confidential Information, the Partnership will be entitled to a temporary restraining order and a preliminary and permanent injunction (without the necessity of posting any bond in connection therewith) restraining the Partner from disclosing, in whole or in part, that Confidential Information. Nothing herein will be construed as prohibiting the Partnership from pursuing any other available remedy for that breach or threatened breach, including the recovery of damages.

     11.7 Public Announcements.  The Partners will consult with each other
          --------------------
before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

     11.8 Governing Law.  This Agreement shall be governed by the laws of the
          -------------
State of Delaware, without regard to principles of conflicts of laws applicable therein.

     11.9 Entire Agreement.  This Agreement, together with any Exhibits and
          ----------------
Schedules hereto, constitutes the entire Agreement between the parties with respect to the subject matter hereof, and it supersedes all prior agreements and understandings between them with respect to such matters.

     11.10  Notices.  Any notice, demand, election or communication required,
            -------
permitted or desired to be given hereunder shall be sent by prepaid registered or certified mail, return receipt requested, or by commercial courier service, or by electronic facsimile (but in the latter instance, also by United States mail or by commercial courier service). Notices, demands, elections or communications shall be deemed received on the first to occur of the following: (i) when personally delivered; (ii) when actually delivered by a nationally recognized courier service such as FedEx; or (iii) three (3) Business Days following the deposit thereof with the United States mail. Notices, demands, elections or communications sent to any Partner shall be sent to the address given for that Partner on Schedule 2.6 (or to any other address which
                                  ------------
that Partner may designate to the other Partners and the Partnership by written notice to the Partnership). Notices, demands, elections or communications sent to the Partnership shall be sent to the Partnership's principal office,
Attention: Chief Executive Officer.

     11.11  Successors and Assigns.  All the terms, covenants and conditions
            ----------------------
of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     11.12  Expenses.  Except as otherwise agreed to in writing by the
            --------
Partners, each of the Partners will bear its own costs and expenses, including brokers' or finders' fees, if any, incurred in connection with the preparation and execution of this Agreement.

     11.13  Further Assurances.  The Partners will execute and deliver such
            ------------------
further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

     11.14  No Third Party Beneficiaries.  This Agreement shall not confer
            ----------------------------
any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns, except as set forth in Section 6.2 herein.

     11.15  Amendments.  Amendments to this Agreement and the Certificate of
            ----------
Limited Partnership may be proposed by any Partner by notice to the Board and by the Board. Following such notice, if the Board approves such amendment in accordance with Section 5.2.31, then following such approval the Partnership shall submit to the Partners a verbatim statement of any proposed amendment, providing that counsel for the Partnership shall have approved the same in writing as to form, and the Partnership may include in any such submission a recommendation as to the proposed amendment by the Board. The Partnership shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment hereto if approved by written consent or at a meeting by a majority of the outstanding Interests; provided, however, that Schedule 2.6 to this
                                                   ------------
Agreement shall be deemed amended from time to time to reflect the admission of a new Partner, the Involuntary Withdrawal of a Partner and the adjustment of the Interests resulting from any Transfer of a Partner's Interest, in each case that is made in accordance with the provisions of this Agreement.

     11.16  Certificates.  At the election of the Board, Interests may be
            ------------
evidenced by a certificate. If the Board so determines, Certificates representing Interests in the Partnership shall be in such forms as shall be determined by the Board. All certificates shall be consecutively numbered or otherwise identified. The name and address of the Partner to whom the certificates are issued shall be entered in the certificate register of the Partnership. In case of a lost, destroyed or mutilated certificate, a new one may be issued upon such terms and indemnity to the Partnership as the Board may prescribe. In the event of a Transfer of a Partnership Interest hereunder, such Transfer shall be evidenced by an assignment and transfer of such Partner's certificate(s) representing the Partnership Interest being Transferred to the extent applicable. Each certificate, if any, evidencing Interests held by a party to this Agreement or Transferred to a Permitted Transferee as provided in this Agreement shall bear a conspicuously noted legend in substantially the following form:
     "THE INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN LIMITED LIABILITY PARTNERSHIP AGREEMENT OF THE PARTNERSHIP CONTAINING, AMONG OTHER THINGS, RESTRICTIONS ON THE SALE, TRANSFER OR OTHER DISPOSITION OF SUCH INTERESTS. A COPY OF SUCH AGREEMENT IS ON FILE WITH THE PARTNERSHIP AT ITS PRINCIPAL PLACE OF BUSINESS, AND THE PARTNERSHIP SHALL FURNISH A COPY OF SUCH AGREEMENT TO THE RECORD HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST."

     11.17  Variation of Pronouns.  All pronouns and any variations thereof
            ---------------------
shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

     11.18  Construction.  Every covenant, term and provision of this
            ------------
Agreement shall be construed according to its fair meaning and not strictly for or against any Partner.

     11.19  Headings.  All headings and captions herein are inserted for
            --------
convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

     11.20  No Waiver.  No waiver of a breach or default hereunder shall be
            ---------
considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     11.21  Counterparts.  This Agreement may be executed and delivered
            ------------
(including by facsimile transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts taken together shall constitute one and the same Agreement.

     11.22  Severability.  Should any part or provision of this Agreement be
            ------------
held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a revision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the balance of this Agreement shall remain in full force and effect and be binding upon the parties hereto.

     11.23  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY
            --------------------
WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.



                    [Remainder of Page Intentionally Blank]

     IN WITNESS WHEREOF, the Partnership and the Initial Partners of the Partnership have executed this Agreement as of the day, month and year first above written.

                              365BIZ.COM.GP, LLC

                              By: /s/ John Fellows
                                 --------------------------
                                  Name:  John Fellows
                                  Title: Chairman

                              RMH INTERACTIVE TECHNOLOGIES, LLC


                              By: /s/ Noelle Giletto
                                 --------------------------
                                  Name:  Noelle Giletto
                                  Title: President

                              ADVANTA PARTNERS LP

                              By: Advanta GP Corp.
                                    General Partner


                              By: /s/ Gary Neems
                                 --------------------------
                                  Name:  Gary Neems
                                  Title: Vice President

                              365BIZ.COM LP

                              By: 365biz.com.gp, LLC
                                    General Partner


                              By: /s/ John Fellows
                                 --------------------------
                                  Name:  John Fellows
                                  Title: Chairman



               [Signature Page to Limited Partnership Agreement]

     IN WITNESS WHEREOF, the members of the General Partner have executed this Agreement as of the day, month and year first above written and agreed to be bound by Section 11.4, and, with respect to RMH Teleservices, Inc., Sections
3.1.1 and 3.1.2, of this Agreement.

                              RMH TELESERVICES, INC.


                              By: /s/ John Fellows
                                  -----------------------------------
                                  Name:  John Fellows
                                  Title: Chief Executive Officer

                              ADVANTA PARTNERS LP

                              By: Advanta GP Corp.
                                    General Partner


                              By: /s/ Gary Neems
                                  -----------------------------------
                                  Name:  Gary Neems
                                  Title: Vice President



               [Signature Page to Limited Partnership Agreement]

                                  SCHEDULE 2.6
                                  ------------



    (1)                                      (2)                             (3)                        (4)

                                                                       Additional Cash
Partner Name                        Initial Cash Capital           Capital Contribution          Initial Percentage
and Address                             Contribution                     Commitment                  Interest
------------                        --------------------           --------------------          ------------------
Advanta Partners LP                           $1,000,000                    $1,000,000                 50.5%
Welsh and McKean Roads
Spring House, PA 19477

RMH Interactive Technologies, LLC             $  460,785                    $  460,785                 48.5%
300 Delaware Avenue
Suite 507
Wilmington, DE 19801

365 biz.com.gp, LLC                           $        1                    $        0                    1%
c/o RMH Teleservices, Inc.
40 Morris Avenue
Bryn Mawr, PA 19010
                                    ---------------------------------------------------------------------------------------
       TOTALS                                 $1,460,786                    $1,460,785                  100%

SCHEDULE 3.1
------------

1. Concurrently with the execution of the Agreement, RMH Teleservices, Inc. ("RMH") agrees to advance to the Partnership $500,000 in credit for liabilities of the Partnership to RMH, including, without limitation, liabilities with respect to services performed by RMH for the Partnership. The Partnership shall have the right to request that RMH provide the Company with teleservices or certain other services at any time and all such services will be invoiced on normal market terms. The Partnership may use such credit, pay the invoices in respect thereof and reuse such credit hereunder at any time, up to a maximum aggregate amount of outstanding invoices at any one time equal to $500,000. RMH and the Partnership hereby agree that outbound telemarketing services shall be invoiced to the Company at the rate of $27.00 per hour for services rendered through March 31, 2000.

2. In addition to the credit advanced to the Partnership by RMH pursuant to paragraph 1 above, concurrently with the contribution of the additional cash Capital Contributions constituting the Commitments as set forth in
     Section 3.1.2 of the Agreement, RMH agrees to advance to the Partnership an additional $500,000 in credit, upon the same terms and conditions as specified in paragraph 1 above. The Partnership may use such credit, pay the invoices in respect thereof and reuse such credit hereunder at any time, up to a maximum aggregate amount of outstanding invoices (pursuant to paragraph 1 above and this paragraph 2) at any one time equal to $1,000,000.